AMENDED AND RESTATED

                                 LOAN AGREEMENT

                         Dated as of September 26, 1996

                                respecting a loan

                              of up to $38,000,000

                                      among

                           PLM EQUIPMENT GROWTH FUND V
                        TRADER VESSEL LIMITED PARTNERSHIP
                               TRADER VESSEL INC.
                      CALIFORNIA VESSEL LIMITED PARTNERSHIP
                             CALIFORNIA VESSEL INC.
                       COLUMBUS VESSEL LIMITED PARTNERSHIP
                              COLUMBUS VESSEL INC.
                           REDCAR INVESTMENTS LIMITED

                                  as Companies

                                       and

                         CHRISTIANIA BANK OG KREDITKASSE
            INTERNATIONALE NEDERLANDEN LEASE STRUCTURED FINANCE B.V.
                 AND SUCH OTHER BANKS AND FINANCIAL INSTITUTIONS
                        AS MAY HEREAFTER BE NAMED HEREIN
                                   as Lenders

                                       and

                        CHRISTIANIA BANK OG KREDITKASSE,
                                 NEW YORK BRANCH

                          as Agent and Security Trustee


                                                       Watson, Farley & Williams
                                                       380 Madison Avenue
                                                       New York, New York 10017

                                      INDEX



CLAUSE                                                                  PAGE


    1             LOAN, PURPOSE                                           2

    2             DEFINITIONS AND INTERPRETATION                          2

    3             INTEREST AND INTEREST PERIODS                           10

    4             REPAYMENT AND PREPAYMENT                                11

    5             CONDITIONS PRECEDENT                                    12

    6             REPRESENTATIONS AND WARRANTIES                          16

    7             COVENANTS                                               19

    8             SECURITY TRUSTEE                                        27

    9             EVENTS OF DEFAULT                                       41

   10             FEES AND EXPENSES                                       46

   11             PAYMENTS AND CALCULATIONS                               46

   12             NO COUNTERCLAIM, TAXATION                               47

   13             CHANGES IN CIRCUMSTANCES                                47

   14             FUNDING LOSSES                                          49

   15             SECURITY                                                50

   16             COMMUNICATIONS                                          50

   17             ASSIGNMENTS                                             51

   18             MISCELLANEOUS                                           51

   19             LAW AND JURISDICTION                                    52

   20             RIGHTS OF CONTRIBUTION                                  53

   21             NONRECOURSE                                             53

   22             RELEASE OF CERTAIN COMPANIES                            54

                                      (ii)

SCHEDULE 1           THE LENDERS
SCHEDULE 2           LIENS
SCHEDULE 3           APPROVED LIST OF APPRAISERS
APPENDIX A           FORM OF PROMISSORY NOTE
APPENDIX B           FORM OF LIBERIAN MORTGAGE
APPENDIX C           FORM OF DEED OF COVENANTS
APPENDIX D           [Intentionally omitted.]
APPENDIX E           FORM OF SECURITY AGREEMENT
APPENDIX F           FORM OF ASSIGNMENT OF CHARTER
APPENDIX G           FORM OF PLEDGE AGREEMENT
APPENDIX H           FORM OF AIRCRAFT MORTGAGE
APPENDIX I           FORM OF BENEFICIAL INTEREST SECURITY AGREEMENT
APPENDIX J           FORM OF COMPLIANCE CERTIFICATE
APPENDIX K           FORM OF ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS
APPENDIX L           FORM OF NOTICE AND ACKNOWLEDGMENT OF MORTGAGE

THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") dated as of September 26, 1996


BY AND AMONG

(1) PLM EQUIPMENT GROWTH FUND V, a California limited partnership (hereinafter called "EGF V");

(2) TRADER VESSEL LIMITED PARTNERSHIP, a California limited partnership (hereinafter called "Trader");

(3)        TRADER  VESSEL  INC., a California  corporation  (hereinafter  called
           "TVI");

(4)        CALIFORNIA   VESSEL  LIMITED   PARTNERSHIP,   a  California   limited
           partnership (hereinafter called "California");

(5)        CALIFORNIA  VESSEL INC., a Wyoming  corporation  (hereinafter  called
           "CVI");

(6) COLUMBUS VESSEL LIMITED PARTNERSHIP, a California limited partnership (hereinafter called "Columbus");

(7)        COLUMBUS  VESSEL  INC.,  a Wyoming  corporation  (hereinafter  called
           "COVI");

(8) REDCAR INVESTMENTS LIMITED, a Hong Kong company (hereinafter called "Redcar", and together with EGF V, Trader, TVI, California, CVI, Columbus and COVI, as joint and several borrowers, hereinafter called the "Companies");

(9) The LENDERS listed on Schedule 1 hereto (hereinafter called the "Lenders"); and -------

(10)       CHRISTIANIA  BANK OG KREDITKASSE,  New York Branch ("CBK"),  as agent
           and  security  trustee   (hereinafter  called  "Agent"  or  "Security
           Trustee").


                                    RECITALS


(A) The Lenders made available to the Companies a loan facility of up to Thirty Eight Million Dollars ($38,000,000) pursuant to, upon and subject to the terms and conditions of the Loan Agreement dated as of November 8, 1991, as amended by an Addendum No. 1 dated as of April 27, 1992 (as so amended, the "Original Loan") as evidenced by a Secured Joint and Several Promissory Note of the Companies dated November 14, 1991 as endorsed by Endorsement to Secured Promissory Note dated as of April 27, 1992 executed by Redcar Investments Limited.

(B) Pursuant to an Assignment of Cash Collateral dated May 30, 1996 executed by EGF V in favor of the Agent, the Lenders released their first preferred mortgage on DUAL RIG 86, and EGF V granted to the Agent a security interest in a $10,750,000 cash collateral deposit.

(C) The parties hereto desire to amend certain covenants and other provisions contained in the Original Loan Agreement; to add certain additional obligors; to pledge additional equipment (which is owned by the Owner Trustee for the benefit of EGF V pursuant to the Trust Agreement) to the Agent and the Lenders to secure the repayment of the Loan and the obligation of the Companies under this Agreement, the Note and the Security Documents; to release Balboa Marine Limited Partnership, a California limited partnership ("Balboa"), Balboa Marine Inc., a California corporation ("BMI"), Divisadero ------ --- Vessel Limited Partnership, a California limited partnership ("Divisadero"), Divisadero Vessel Inc., a ---------- California corporation ("DVI"), Ashbury Street Limited Partnership, a California limited partnership --- ("Ashbury") and Ashbury Street Inc., a California corporation ("ASI") from the obligations under the --------- --- Original Loan Agreement; and to restate the Original Loan Agreement as set forth herein.

           NOW THEREFORE the parties hereto agree that, upon satisfaction of the conditions set forth in Section 5, the Original Loan Agreement shall be amended and restated to read in its entirety as follows:


1.         LOAN, PURPOSE

1.01 Subject to the terms of this Agreement and in reliance on the representations and warranties of the Companies set out in Clause
           6.01 of the Original Loan Agreement, the Lenders made available to the Companies on a joint and several basis a loan facility having an aggregate principal amount of up to $38,000,000 for the purposes of financing the acquisition of additional equipment for EGF V's equipment portfolio and to provide working capital for the Companies, the entire principal amount of which is outstanding on the date hereof.

2.         DEFINITIONS AND INTERPRETATION

2.01 In this Agreement, the words, expressions and other provisions specified below shall, except where the context otherwise requires, have the meanings and effect prescribed below.

           "Act" has the meaning specified in Clause 8.04 hereof;

           "Agent" means Christiania Bank og Kreditkasse, New York branch, acting in its capacity as agent for the Lenders under this Agreement and includes (a) any other branch or office through which the Agent may be acting from time to time and (b) where the context so admits, the Agent's successors and assigns;

           "Aircraft" means (i) Aircraft 1, Aircraft 2, Aircraft 3, Aircraft 4, Aircraft 5, Aircraft 6 and (ii) such other aircraft as the Companies may hereafter mortgage as security for the obligations of the Companies under this Agreement, the Note and the Security Documents, or any of them as the context requires, as the same are further described in the respective Aircraft Mortgages;

           "Aircraft 1" means the Canadian registered Boeing 737-200 (msn. 22257), as the same is further described in the relevant Aircraft Mortgage;

           "Aircraft 2" means the Canadian registered Boeing 737-200 (msn. 22264), as the same is further described in the relevant Aircraft Mortgage;

           "Aircraft 3" means the Canadian registered DHC-8-102 (msn. 190), as the same is further described in the relevant Aircraft Mortgage;

           "Aircraft 4" means the U.S. registered McDonnel-Douglas DC-9-32 (msn. 48112), as the same is further described in the relevant Aircraft Mortgage;

           "Aircraft 5" means the U.S.  registered De Havilland  DHC-8-102 (msn.
           016), as the same is further described in the relevant Aircraft Mortgage;

           "Aircraft 6" means the U.S.  registered De Havilland  DHC-8-102 (msn.
           019), as the same is further described in the relevant Aircraft Mortgage;

           "Aircraft Mortgages" means (i) each first priority Aircraft Mortgage and Security Agreement executed by the Owner Trustee in favor of the Security Trustee in respect of Aircraft 4, Aircraft 5 and Aircraft 6,
           (ii) each first priority Aircraft Mortgage and Security Agreement executed by the Owner Trustee in favor of the Security Trustee in respect of Aircraft 1, Aircraft 2 and Aircraft 3 and (iii) any other aircraft mortgage in respect of Aircraft executed in favor of the Security Trustee by the owner of such Aircraft or any of them as the context requires, each in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "Approved List" means the approved list of sale and purchase brokers attached hereto as Schedule 3;

           "Approved Manager" means IMI or any other company which the Agent may, in its reasonable discretion, approve from time to time as the manager of the Vessels or any other Equipment;

           "Approved Management Agreement" means the agreement between EGF V and the Approved Manager providing for the complete maintenance, operation, repair, certification and upkeep of the Vessels or any other Equipment;

           "Assignment  of  Limited   Partnership   Interests"   means  (i)  the
           assignments executed or to be executed in favor of the Security Trustee by EGF V for the limited partnership interests in Clement and Montgomery, respectively, and (ii) such other assignment of limited partnership interests executed in favor of the Security Trustee as security for the obligations of the Companies under this Agreement, the Notes and the Security Documents, each in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "Beneficial Interest Security Agreement" means the security agreement executed or to be executed by the Security Trustee, the Owner Trustee and EGF V in respect of its beneficial interest in the Aircraft pursuant to the Trust Agreement, in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "Business Day" means a day on which banks are open for the transaction of business of the nature required by this Agreement in the place or places from time to time specified;

           "California"   means  California   Vessel  Limited   Partnership,   a
           California limited partnership having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Cash Collateral Account" means the cash collateral account no. 406-246-5001 in the name of the Companies maintained by the Security Trustee and under the dominion and control of the Security Trustee, as further described in Clause 7.04;

           "Cash Equivalents" means any of the following, to the extent owned by the Companies free and clear of all Security Interests and having a maturity not greater than 360 days (or such other period as is specified) from the date of issuance thereof: (a) direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States; (b) certificates of deposit or time deposits with (i) Christiania Bank og Kreditkasse or (ii) any commercial bank that (x) is organized under the laws of the United States or any State thereof or any member country of the Organization for Economic Cooperation and Development and (y) has combined capital and surplus of at least $300,000,000 and whose debt is rated A by Standard and Poors, provided such certificates of deposit or time deposits described in this clause (b) will not in the aggregate exceed $20,000,000 and do not in any individual case have a maturity in excess of 180 days, (c) commercial paper having a maturity not to exceed 180 days in an aggregate amount of not more than $20,000,000 per issuer outstanding at any time, issued by Christiania Bank og Kreditkasse or any corporation organized under the laws of any State of the United States and rated at least " Prime-1 " (or the then equivalent grade) by Moody's Investors Services, Inc. or " A- I " (or the then equivalent grade) by Standard & Poor's Ratings Group or an equivalent rating or higher from at least one nationally recognized rating agency; (d) repurchase obligations with a term of not more than 30 days for securities of the types listed in clause (a) with a bank meeting the qualification described in clause (b); or (e) shares of money market mutual or similar funds having assets in excess of $100,000,000 and which invest exclusively in assets satisfying the requirements of clauses
           (a) through (d) of this definition;

           "CBK" means Christiania Bank og Kreditkasse, New York Branch;

           "Classification Society" shall mean Det norske Veritas with respect to M/T STOLT TRADER, American Bureau of Shipping with respect to M/V CALIFORNIA, and Lloyd's Register of Shipping with respect to M/T COLUMBUS or such other classification society as is selected by the Companies with the consent of the Agent;

           "CLVI" means Clement Vessel, Inc., a Wyoming corporation having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Clement" means Clement Vessel Limited Partnership, a California limited partnership having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Columbus" means Columbus Vessel Limited Partnership, a California limited partnership having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Companies" means each of EGF V, Trader, TVI, California, CVI, Columbus, COVI and Redcar, as such list may be from time to time amended;

           "Containers" means those refrigerated and dry marine containers listed in Schedule 1 to Appendix E;

           "COVI" means Columbus Vessel Inc., a Wyoming corporation having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "CVI" means California Vessel Inc., a Wyoming corporation having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Deeds of Covenants" means the Deeds of Covenants supplemental to the Mortgages executed in favor of the Security Trustee by (i) Redcar on M/V CALIFORNIA and (ii) Columbus on M/T COLUMBUS, and such other deeds of covenants supplemental to a Mortgage executed in favor of the Security Trustee by the mortgagor in respect of such Mortgage, each in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "Default" means an event or occurrence that with the giving of notice or lapse of time or both would constitute an Event of Default;

           "Dollars" and "$" means the lawful currency for the time being of the United States of America;

           "Drawdown Date" means the date upon which the Companies requested the drawdown of the Loan pursuant to Clause 2 of the Original Loan Agreement, or (as the context requires) the date on which the Loan was actually drawn down thereunder;

           "EGF V" means PLM Equipment Growth Fund V, a California limited partnership having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA, 94105;

           "Equipment" means all aircraft, aircraft engines, drilling rigs, vessels, railcars, truck trailers, truck tractors, chassis and containers owned directly or beneficially by EGF V or a subsidiary or affiliate of EGF V, including any Company other than EGF V;

           "Estate"  has the meaning specified in Clause 8.02 hereof;

           "Event of Default" means any one of the events listed in Clause 9.01;

           "FSI" means PLM Financial Services, Inc., a Delaware corporation having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "IMI" means PLM Investment Management, Inc., a California corporation with its principal place of business at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Indebtedness" has the meaning specified in Clause 8.02, together with such other amounts as may be owing to the Security Trustee by any of the Companies under the Security Documents;

           "Indenture" means the trust indenture created by Clause 8 of this Agreement and the Security Documents;

           "Insurance Assignments" means the assignments executed or to be executed in favor of the Security Trustee by (i) Trader for the insurances of M/T TRADER; (ii) Redcar for the insurances of M/V CALIFORNIA, (iii) Columbus for the insurances of M/T COLUMBUS and
           (iv) EGF V for the insurances on the Containers, and such other assignment of insurances in respect of any other Vessel, Aircraft or other Equipment executed in favor of the Security Trustee by the owner of such Vessel or Aircraft, each in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "Interest  Period" means a period of either one (1), three (3) or six
           (6) months as determined pursuant to Clause 3;

           "Interest Rate Agreements" means any agreements entered into from time to time between any Lender and the Companies or any of them providing for the hedging of interest rate risks; provided, the Companies shall first offer to the Agent the opportunity to provide such hedging of interest rate risks;

           "Lenders" mean the Lenders listed on Schedule 1 hereto, as the same may be amended from time to time, and their successors and assigns;

           "LIBOR" means (i) the rate per annum equal to the rate quoted by the Agent as appearing on the Telerate Page 3750 at or about 11:00 A.M. (London time) for the applicable Interest Period on the second Business Day prior to the commencement of such Interest Period or
           (ii) if such rate does not appear on the Telerate Page 3750, the rate at which deposits in Dollars in an amount approximately equal to the Loan (or any relevant part thereof) are offered to the Agent in the London Interbank Dollar Market at or about 11:00 a.m. (London time) for the applicable Interest Period on the second Business Day prior to the commencement of such Interest Period for a period equal to such Interest Period;

           "Loan" means the aggregate principal amount of all borrowings by the Companies under this Agreement or (as the context requires) the aggregate principal amount thereof for the time being advanced and outstanding under this Agreement;

           "Majority Lenders" means the Lenders owning at least 51% of the Indebtedness;

           "Margin" means one and two-tenths percent (1.20%) per annum, plus any applicable margin imposed on the Companies or the Lenders as a result of the operation of Regulation D (Code of Federal Regulations, Title 12, Chapter II, Part 204) or any successor or replacement regulation as in effect from time to time;

           "Montgomery"   means  Montgomery   Vessel  Limited   Partnership,   a
           California limited partnership having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Mortgages" means (a) the First Preferred Liberian ship mortgages executed in favor of the Security Trustee by Trader on M/T TRADER,
           (b) the Statutory First Priority Bahamian mortgages executed in favor of the Security Trustee by Columbus on M/T COLUMBUS, (c) the First Priority Hong Kong Ship Mortgage executed in favor of the Security Trustee by Redcar on M/V CALIFORNIA, (d) the Aircraft Mortgages, and such other mortgage in respect of a Vessel or an Aircraft executed in favor of the Security Trustee by the owner of such Vessel or Aircraft, as the case may be, each in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "M/T COLUMBUS" means the Bahamian flag product tanker named COLUMBUS, as the same is further described in the relevant Mortgage;

           "M/T TRADER" means the Liberian flag chemical tanker named TRADER (formerly known as STOLT TRADER), as the same is further described in the relevant Mortgage;

           "M/V CALIFORNIA" means the Hong Kong flag bulk carrier named CALIFORNIA, as the same is further described in the relevant Mortgage;

           "M/V CLEMENT" means the Bahamian flag oil tanker named CLEMENT, duly documented under the laws and flag of the Bahamas, official number 713619;

           "M/V PACIFIC SPLENDOR" means the Bahamian flag bulk carrier named PACIFIC SPLENDOR, duly documented under the laws and flag of the Bahamas, official number 706810;

           "MVI" means Montgomery Vessel, Inc., a Wyoming corporation having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "New Security Documents" means (i) the Aircraft Mortgages, (ii) the amendments to the Mortgage delivered or to be delivered pursuant to Clause 5.01 (c), (iii) the Pledge Agreement, (iv) the Assignment of Limited Partnership Interests, and (v) the Beneficial Interest Security Agreements;

           "Note" means the Secured Promissory Note evidencing the Loan, in substantially the form of Appendix A and any amended and restated Secured Promissory Note evidencing the Loan;

           "Owner   Trustee"  means  First  Security  Bank  of  Utah,   National
           Association, as owner trustee pursuant to the Trust Agreement (or any successor owner trustee);

           "Permitted Liens" means (i) liens in favor of the Lenders, the Agent or the Security Trustee, (ii) with respect to the Vessels and the Aircraft, the meaning for such term set forth in the respective Mortgages and (iii) with respect to all other Equipment (a) liens incident to expenses of current operations incurred in the ordinary course of business of EGF V; (b) liens set forth on Schedule 2 hereto, (c) purchase money liens in favor of the Warehousing Agent securing amounts borrowed by EGF V and outstanding under the Warehousing Agreement provided that such liens are released within 180 days of the day they were created, (d) liens imposed by any governmental authority for taxes, assessments or charges not yet due (after giving effect to any applicable grace period) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies in accordance with generally accepted accounting principals, (e) liens securing claims which are completely covered by insurance and the deductible applicable thereto, so long as there has not been any action by the lienholder to enforce such lien and (f) judgment or other similar liens provided that there shall be no period of more than 20 consecutive days (or such longer appeal period as may be provided by local court procedural rules) during which a stay of enforcement of the related judgment shall not be in effect;

           "Person" means any individual, corporation (including a business trust), company, voluntary association, partnership, joint venture or other entity, trust, incorporated organization or government (or any agency, instrumentality or political subdivision thereof);

           "Pledge Agreement" means the pledge agreements executed or to be executed in favor of the Security Trustee by EGF V in respect of the shares of each of the CLVI and MVI;

           "Pledged Equipment" means Equipment that is subject to a first priority lien in favor of the Security Trustee, the Agent or the Lenders and which secures the obligations of the Companies under this Agreement, the Note and the Security Documents;

           "Pledged Shares" means the shares of CLVI and MVI, respectively, pledged by EGF V to the Security Trustee for the benefit of the Lenders pursuant to the Pledge Agreement;

           "Qualified Assets" means the three (3) Boeing model 737-200 aircraft msns. 21003, 21008 and 21009 and registration marks "PP-VMH", "PP-VMM" and "PP-VMN", respectively;

           "Redcar" means Redcar Investments Limited, a Hong Kong company having its principal offices at 702 Tower One Admiralty Centre, 18 Harcourt Road, Hong Kong;

           "Repayment Date" means each of the dates determined pursuant to Clause 4.01;

           "Repurchase Units" means each unit representing a limited partnership interest in EGF V which has been repurchased by EGF V from the holder thereof;

           "Request" means a request set forth in a written instrument signed by an officer or attorney-in-fact of EGF V on behalf of the Companies;

           "Security Agreement" means the security agreement executed in favor of the Security Trustee by EGF V with respect to the Containers and related collateral, in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time;

           "Security Documents" means (a) the Mortgages, the Deed of Covenants, the Insurance Assignments, the Security Agreement, the Pledge Agreement, the Assignment of Limited Partnership Interests, the Beneficial Interest Security Agreements, any Interest Rate Agreements, any assignments of charters, leases or accounts entered into pursuant hereto and (where the context so permits) this Agreement and (b) any other agreement or document that may be executed at any time by the Companies or any other person as security for all or any part of the Loan, interest thereon or any other moneys payable to the Lenders under or in connection with this Agreement, the Note and/or any of the documents to which these definitions refer;

           "Security Interest" means a mortgage, pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other security interest or other arrangement of any kind having the effect of conferring security;

           "Security Period" means the period commencing on the Drawdown Date and terminating on the date upon which all moneys payable or to become payable at any time and from time to time pursuant to the terms of this Agreement, the Note and/or any of the Security Documents shall have been paid and discharged in full;

           "Security Trustee" means CBK in its capacity as trustee hereunder until a successor Security Trustee shall have become such under the applicable provisions of Clause 8 hereof, and thereafter such successor Security Trustee;

           "Taxes" includes all present and future income, corporation or value-added taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees or other amounts made on or in respect thereof other than (and references to "Taxation" shall be construed accordingly);

           (i) taxes on, based on or measured by the net income of the Lenders imposed by the United States of America or the State of New York or any political subdivision of either thereof;

           (ii) any withholding of United States federal income tax which would not have been imposed had the payee been entitled to provide and had it timely provided to the Companies a duly completed and signed Form 4224 of the United States Internal Revenue Service (the "IRS") --- entitling the payee to a complete exemption from such withholding or a certification that the payee is a corporation or partnership established under the laws of the United States or a State thereof and having its principal office located in the United States (or such successor form(s) as shall be adopted from time to time by the relevant United States taxing authorities);

           (iii) any withholding of any tax to the extent such withholding would not have been imposed had the payee been entitled to provide and had it timely provided to the Companies a duly completed and signed Form 1001 of the IRS (or such successor form(s) as shall be adopted from time to time by the relevant United States taxing authorities) entitling the payee to an exemption from or reduction of the rate of such withholding; and

           (iv) any tax which would not have been so imposed but for the failure of the Agent or any Lender, as applicable, to comply with any certification, identification or other similar requirement under United States income tax laws or regulations (including backup withholding) to establish entitlement to exemption from such tax;

           "Trader" means Trader Vessel Limited Partnership, a California limited partnership having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Trust Agreement" means the Trust Agreement dated as of October 16, 1989, as amended by a First Amendment to Trust Agreement dated as of May 11, 1990, a Trust Agreement Amendment dated as of May 8, 1995, and a Trust Agreement Amendment dated as of September 26, 1996, between the Owner Trustee and EGF V, as the same may be amended, supplemented or modified from time to time);

           "TVI" means Trader Vessel Inc., a California corporation having its principal offices at One Market, Steuart Tower, Suite 800, San Francisco, CA 94105;

           "Total Loss", in relation to any of the Vessels or any of the Aircraft, shall have the meaning ascribed to such term in the respective Mortgages;

           "Valuation" means the market value of each of the Vessels, the Aircraft and Containers determined at the relevant time by means of a valuation made pursuant to Clause 7.03. Valuation shall be made with or without physical inspection of the Vessels, the Aircraft and Containers (as the Agent may require), on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer, and shall be with charter lease or existing contract of employment for Vessels or Aircraft, as the case may be, as to which sale is subject to a charter or lease, otherwise free of any existing charter, lease or other contract of employment. The Companies agree to supply to the Agent, and to any such brokers, such information concerning the Vessels, the Aircraft or the Containers, as the case may be, and their condition as such brokers may require for the purpose of making such valuation;

           "Vessels"  means (a)(i) the Liberian flag chemical tanker M/T TRADER,
           (ii) the Hong Kong flag bulk carrier M/V CALIFORNIA and (iii) the Bahamian flag product tanker M/T COLUMBUS and (b) such other vessels as the Companies may hereafter mortgage as security for the obligations of the Companies under this Agreement, the Note and the Security Documents, or any of them as the context requires, as the same are further described in the Mortgages;

           "Warehousing   Agent"  means  First  Union  National  Bank  of  North
           Carolina, as agent under the Warehousing Agreement (or any successor agent);

           "Warehousing Agreement" means the Second Amended and Restated Warehousing Credit Agreement dated May 31, 1996 among PLM Equipment Growth Fund III, PLM Equipment Growth Fund IV, EGF V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, L.L.C., FSI, First Union National Bank of North Carolina and the other lenders party thereto and the Warehousing Agent (as the same may be amended, supplemented or modified from time to time).

           Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations and their respective successors and assigns.


           All accounting terms not specifically defined herein shall be construed in accordance with generally accepted U.S. accounting principles consistently applied and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

3.         INTEREST AND INTEREST PERIODS

3.01 Subject to the terms of this Agreement, the Companies shall specify which Interest Period they choose to apply to the Loan.

3.02 The Companies shall jointly and severally pay accrued interest on the outstanding amount of the Loan at a rate per annum equal to LIBOR plus the Margin in arrears on the last day of such Interest Period, provided that in the case of Interest Periods of six (6) months, accrued interest shall be paid at the end of three (3) months and at the last day of such Interest Period.

3.03       The duration of each  Interest  Period shall be one (1) month,  three
           (3) months or six (6) months as notified by the Companies to the Agent in writing by 11:00 A.M. New York time at least three (3)
           Business Days prior to the commencement of such Interest Period, provided that:

           (a) if the Companies fail to select an Interest Period as provided in this Clause 3.03, the Borrowers shall be deemed to have selected an Interest Period of three months;

           (b) the selection of Interest Periods under this Clause 3.03 shall be made in such manner as to ensure that an Interest Period expires on each Repayment Date in respect of an amount of the Loan at least equal to the repayment installment which is then due to be repaid under Clauses
                     4.01 or 4.02 on such Repayment Date; and

           (c) the Agent, in its sole and absolute discretion, is satisfied that deposits in Dollars for a period equal to such Interest Period will be available to the Agent in the London Interbank Dollar Market at the commencement of such Interest Period and, if the Agent is not so satisfied, such Interest Period shall be of such duration as the Agent and the Companies shall agree (or, in the absence of such agreement, as the Agent shall specify).

3.04 In the event that the Agent does not receive on the due date any sum due under this Agreement, the Note or any of the Security Documents to which any of the Companies is a party (or any agreement entered into by the Companies in connection herewith or therewith), the Companies shall jointly and severally pay to the Agent on demand interest on such sum from and including the due date therefor to the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be: (a) if such sum is principal of the Loan or interest thereon calculated on the basis of two percent (2%) above the higher of the rates set out at (i) and (ii) below and (b) if such sum is other than such principal, two percent (2%) above the rate set out in (ii) below:

           (i) the rate (inclusive of the Margin) applicable to such overdue principal immediately prior to the due date (and in any event only for the unexpired part of any Interest Period relative to such overdue principal); and

           (ii) the Margin plus the rate per annum at which deposits in Dollars in an amount equal to such overdue amount are offered to the Agent by leading banks in the London Interbank Dollar Market on call or for successive periods of any duration up to three months, as the Agent may determine from time to time. Such interest rate shall be determined on the commencement of each such period. If the Agent determines that Dollar deposits are not being made available to it by leading banks in the London Interbank Dollar Market in the ordinary course of business, such interest rate shall be determined by reference to the cost of funds to the Agent from such other sources as the Agent may from time to time determine.

           Any such interest which is not paid when due shall be compounded at the end of each such Interest Period or other period as the case may be (both before and after any notice of demand by the Agent under Clause 9.02).

4.         REPAYMENT AND PREPAYMENT

4.01 The Companies shall jointly and severally repay the Loan in twenty consecutive quarterly installments commencing on February 12, 1997 whereof the first four installments shall be in the amount of $1,500,000 and the remaining sixteen installments shall be in the amount of $2,000,000. In no event shall the Loan be repaid later than December 12, 2001.

4.02 The Companies may prepay without penalty the whole or any part of the Loan on the last day of any Interest Period relating thereto, provided that:

           (a) the Agent shall have received from the Companies not less than five (5) days' prior irrevocable written notice of its intention to make such prepayment which specifies the amount and date on which such prepayment is to be made;

           (b) the amount of any such partial prepayment shall be not less than $1,000,000. Should the Companies wish to make a prepayment in an amount in excess of $1,000,000, such additional prepayment shall be made in increments of $1,000,000;

           (c)       no amount prepaid under this Clause 4.02 may be reborrowed;

           (d) each prepayment under this Clause 4.02 shall be made together with accrued interest on the amount prepaid and all other sums payable thereon under the terms of this Agreement; and

           (e) each partial prepayment of the Loan shall be applied pro rata against the remaining installments of the Loan.

4.03 After December 31, 1997, the Companies shall prepay the Loan as follows:

           (a) In respect of each fiscal quarter of EGF V, the Companies shall prepay the Loan in an amount equal to the sum of (i) the excess of the aggregate cash balances of the Companies (not including amounts on deposit in the Cash Collateral Account) over $20,000,000 (as measured at the end of each such fiscal quarter and disclosed on the reports delivered to the Agent pursuant to Clause 7.01(a)(ii) of this Agreement) plus (ii) an amount equal to 60% of the aggregate proceeds from the sale of any Equipment during such fiscal quarter;

           (b) After December 31, 1997, any and all amounts on deposit in the Cash Collateral Account shall be applied on the next succeeding Repayment Date as a prepayment of the Loan;

           (c)       no amount prepaid under this Clause 4.03 may be reborrowed;

           (d) each prepayment under this Clause 4.03 shall be made on the Repayment Date next succeeding the end of the fiscal quarter for which the prepayment was calculated together with accrued interest on the amount prepaid and all other sums payable thereon under the terms of this Agreement;

           (e) each partial prepayment of the Loan shall be applied pro rata against the remaining installments of the Loan.

5.         CONDITIONS

5.01 Conditions Precedent. The effectiveness of this Agreement is expressly conditioned upon receipt by the Agent of the following documents and evidence, in all respects in form and substance satisfactory to the Agent and its legal advisers:

           (a)       the Notes, substantially in the form of Appendix A;

           (b) the first priority Aircraft Mortgages on each of the Aircraft, in form and substance satisfactory to the Agent (and notice in the form of APPENDIX L shall have been given to each of the lessees thereunder);

           (c) an amendment to the First Preferred Liberian Mortgage on M/T TRADER, in form and substance satisfactory to the Agent;

           (d) an Assignment of Charter relating to the Time Charter Party between Trader and Chembulk Trading Inc. in respect of M/T TRADER, with notice to Chembulk Trading Inc., in form and substance satisfactory to the Agent;

           (e)       [Intentionally omitted];

           (f)       [Intentionally omitted];

           (g) Letter from relevant Companies reaffirming the first priority Insurance Assignment for the insurances on each of the Vessels and on the Containers, in form and substance satisfactory to the Agent;

           (h) the Pledge Agreement in respect of (i) the shares of CLVI and MVI, respectively, together with certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and an irrevocable proxy to vote the Pledged Shares, in form and substance satisfactory to the Agent;

           (i) the Assignment of Limited Partnership Interests in respect of EGF V's limited partnership interest in Clement and Montgomery, respectively, in form and substance satisfactory to the Agent;


           (j) copies of the Agreement and Articles of Limited Partnership, as amended, and forms LP-1 and as applicable, LP-2 issued by the appropriate authority of the State of California, for each of Clement and Montgomery;

           (k) certificates of each of FSI, TVI, CVI, COVI, each in its capacity as general partner of EGF V, Trader, California and Columbus, respectively, certifying that there have been no amendments or modifications to the Agreement and Articles of Limited Partnership, Form LP-1 or Form LP-2, as applicable, of each such limited partnership since the last date that certified copies of such documents were delivered to the Agent;

           (l) copies of the Certificates of Status issued by the appropriate authority of the State of California for each of EGF V, Trader, California, Columbus, Clement and Montgomery;

           (m) Certificate of the Secretary or Assistant Secretary of CLVI and MVI as to (i) Articles of Incorporation and By-Laws (and all amendments thereto) and (ii) authorized and issued share capital;

           (n) certificates of the Secretary or Assistant Secretary of each of FSI, TVI, CVI, COVI and Redcar certifying that there have been no amendments or modifications to the Articles of Incorporation and By-Laws of each such corporation since the last date that certified copies of such documents were delivered to the Agent;

           (o) certificates of good standing issued by the appropriate authority of the jurisdiction of incorporation of each of FSI, TVI, CVI, COVI, Redcar, CLVI and MVI;

           (p) copies of resolutions duly adopted by the board of directors and shareholders of each of TVI, CVI, COVI and Redcar evidencing approval of the making and performance of this Agreement and the New Security Documents to which each is a party and authorizing appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on their behalf, or other evidence of such approvals and authorizations as shall be acceptable to the Agent;

           (q) copies of resolutions duly adopted by the board of directors of each of FSI, TVI, CVI and COVI, each in its capacity as general partner of EGF V, Trader, California and Columbus, respectively, evidencing approval of the making and performance of this Agreement and the New Security Documents to which each such limited partnership is a party and authorizing appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf, or other evidence of such approvals and authorizations as shall be acceptable to the Agent;

           (r) the original of any power of attorney issued in favor of any person executing this Agreement, the Notes or any of the New Security Documents on behalf of the Companies;

           (s) a list specifying the directors and officers of each of the Companies (together with their specimen signatures) and specifying the authorized and issued share capital of each of FSI, TVI, CVI, COVI, Redcar, CLVI and MVI;


           (t) copies of all governmental and other consents, licenses, approvals and authorizations as may be necessary to authorize the performance by the Companies of their respective obligations under the terms of this Agreement, the Notes and the New Security Documents to which each is a party;

           (u) the Beneficial Interest Security Agreement, in form and substance satisfactory to the Agent;

           (v) a favorable opinion from an independent insurance consultant acceptable to the Lenders as to compliance of insurances with the terms of the Aircraft Mortgages on each of the Aircraft;

           (w) such further evidence as the Agent may require as to placement of insurances on each of the Aircraft in compliance with the terms of the Aircraft Mortgages on each of the Aircraft and of this Agreement;

           (x) all items and documents required to be delivered pursuant to the New Security Documents, including (but without limitation) all notices and acknowledgements pursuant to the Insurance Assignments, and UCC financing statements;

           (y)       evidence satisfactory to the Agent that:

                     (i) each of the Aircraft is duly permanently registered in the name of the Owner Trustee and prior to the registration of the Aircraft Mortgages is free and clear of recorded liens, mortgages and charges;

                     (ii) each Aircraft has been issued a Certificate of Airworthiness and a Certificate of Registration, issued by the appropriate office of the U.S. Federal Aviation Administration or the Canadian Aviation Authority;

                     (iii) each of the Aircraft Mortgages has been duly recorded against the respective Aircraft as a valid first priority aircraft mortgage in accordance with the laws of the United States and Canada, as the case may be.

           (z) evidence that CBK has received an amendment fee, as separately agreed between the Companies and CBK;

           (aa) appraisals of each of the Aircraft satisfactory to the Agent;

           (bb) a Certificate from an officer of each of the Companies representing that no Default or Event of Default shall have occurred and be continuing;

           (cc) IRS Form 1001 or 4224, as appropriate, from each of the Lenders;

           (dd) the opinion of Stephen Peary, General Counsel to the Companies in form and substance satisfactory to the Agent;

           (ee) the opinion of Messrs. Graham, Thompson & Co., Bahamian Counsel to the Lenders, in form and substance satisfactory to the Agent;

           (ff) the opinion of MacCleod, Dicksen, special Canadian counsel to the Lenders on matters of Canadian law regarding the Aircraft Mortgages in form and substance satisfactory to the Agent;

           (gg) the opinion of (i) Messrs. Ray Quinney, counsel to the Owner Trustee and (ii) Messrs. Deacons Graham & James, special Hong Kong counsel to the Lenders, in each case in form and substance satisfactory to the Agent;

           (hh) the opinion of Messrs. Watson, Farley & Williams, in such form as the Agent shall specify;

           (ii) a certificate by an officer acting on behalf of the Owner Trustee respecting any amounts due and owing under each current lease with respect to each respective Aircraft, together with a copy of each such lease and any guarantees for performance thereof, in a form satisfactory to the Agent;

           (jj) a consent of the charterer in respect of the M/T TRADER to the amendment of the Mortgage covering such Vessel, in a form satisfactory to the Agent;

           (kk) a copy of (i) the Trust Agreement (with all amendments thereto) and (ii) the Warehousing Agreement;

           (ll) a Certificate of an officer of FSI as general partner of EGF V certifying that (i) the equity of EGF V consists of 9,169,019 units as of September 15, 1996 and (ii) EGF V is the legal and beneficial owner of (A) the sole limited partnership interest in each of Trader, California and Columbus and (B) 50% of the limited partnership interest in each of Clement and Montgomery;

           (mm) a Certificate of the Owner Trustee with respect to (i) execution of the Aircraft Mortgages, the Beneficial
                     Interest  Security  Agreement  and the Trust  Agreement and
                     (ii) incumbency and specimen signatures of appropriate officers, in form and substance satisfactory to the Agent;

           Each of the documents  specified in  sub-clauses  (j), (l), (m), (p),
           (q), (r), (s) with respect to the leases (ii) above, and (kk) shall be certified as a true and up-to-date copy by an officer of the relevant Company or Companies, as the case may be.

5.02 Conditions Subsequent. The effectiveness of this Agreement is expressly subject to the condition subsequent that the Agent shall have received within 30 days of the date of this Agreement a Notice and Acknowledgment of Mortgage (substantially in the form of Appendix
           L) duly acknowledged by each lessee of an Aircraft with respect to the respective Aircraft Mortgages, in all respects in form and substance satisfactory to the Agent and its legal advisers.

6.         REPRESENTATIONS AND WARRANTIES


6.01 The Companies hereby represent and warrant to the Lenders and to each of them severally that:

           (a) each of FSI, TVI, CVI, COVI, Redcar, CLVI and MVI is a company duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified to do business in all jurisdictions where the conduct of its business so necessitates;

           (b) each of EGF V, Trader, California, Columbus, Clement and Montgomery is a limited partnership duly organized and existing and in good standing under the laws of California and is qualified to do business in all jurisdictions where the conduct of its business so necessitates;

           (c) each of the Companies has full power and authority to (i) own and operate its Equipment and to carry on its business as presently conducted or proposed to be conducted, (ii) execute, deliver and perform under this Agreement, the Note and the Security Documents to which it is a party, (iii) borrow under this Agreement, (iv) execute and perform under any Approved Management Agreement to which it is a party and (v) comply with the provisions of, and perform all its obligations under, this Agreement, the Note and the Security Documents to which it is a party;

           (d) each of the Companies has complied with all statutory, regulatory and other requirements relative to the ownership and (in all material respects) the operation of each of the Vessels, Containers, the Aircraft and other Equipment and the making and performance of this Agreement;

           (e) (i) the Companies have taken all necessary actions to authorize the execution, delivery and performance of this Agreement and the Security Documents to which each such Company is a party and the borrowing and giving of security contemplated hereby, and (ii) this Agreement, the Note and the Security Documents to which each such Company is a party, constitute or, as the case may be, will, upon execution and delivery thereof (and, where applicable, registration thereof as provided for in this Agreement and the Security Documents), constitute legal, valid and binding obligations of such Companies enforceable against such Companies in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency and reorganization laws and other similar laws affecting the rights of creditors generally; and to the extent that enforcement is subject to general principles of equity (including but not limited to all matters of public policy) regardless of whether such enforceability is considered in a proceeding in equity or at law;

           (f) the making and performance by each of the Companies of this Agreement, the Note and the Security Documents to which the Companies are a party, do not, and will not during the
                     Security   Period,   violate   in  any   respect   (i)  the
                     constitutional  documents  of  such  Companies,  or in  any material respect (ii) any law or regulation of any governmental or official authority or body, or (iii) any agreement, contract or other undertaking to which any of such Companies is a party or which is binding on any of such Companies or any of its assets;

           (g) all consents, licenses, approvals and authorizations (including, without limitation, any approvals of the Bahamian, Liberian and Canadian governmental authorities) required in connection with the entry into, performance, validity and enforceability of this Agreement and the Security Documents have been obtained and are in full force and effect;

           (h) save for such registrations and filings contemplated by this Agreement and the Security Documents and the filing of required extensions under the Uniform Commercial Code, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Agreement, the Note or the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement or any of the Security Documents;

           (i) except as set forth in the most recent Form 10-K and Form 10-Q reports referred to in Clause 6.01(k), no action, suit, proceeding, litigation or dispute against any of the Companies is currently pending or, to the knowledge of the Companies, threatened, nor is there outstanding any judgment or award given or basis for any judgment or award against any of the Companies before any court, tribunal, board of arbitration or other body which, in either case, could or might result in any material adverse change in the business or condition (financial or otherwise) of such Companies;

           (j)       none  of  the  Companies  or  FSI  is  in  default  in  the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of EGF V and the Companies taken as a whole or (ii) any agreement or instrument evidencing or governing indebtedness for borrowed money, and no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default) has occurred and is continuing and no such Event of Default (or such event) will result from the making and performance by the Companies of this Agreement, the Note and the Security Documents to which any of the Companies is or will be a party;

           (k) the Companies have made available to the Agent copies of the EGF V consolidated annual report on Form 10-K for the fiscal year ended December 31, 1995 and quarterly reports on Form 10-Q for the first and second quarters of 1996. The financial statements contained in the annual report on Form 10-K, including the schedules and notes thereto, and the condensed financial statements contained in the quarterly reports, fairly present (in the case of quarterly reports on an unaudited basis), in accordance with generally accepted accounting principles (in the case of quarterly reports, to the extent such principles have been established with respect to quarterly reporting), the financial condition and results of operations of EGF V and its consolidated subsidiaries as of the respective dates thereof and for the periods covered by such financial statements. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated in the preceding sentence or in the notes thereto. Since June 30, 1996 there has been no material adverse change in the financial condition of EGF V and its consolidated subsidiaries and, except as otherwise disclosed to the Agent in writing, neither EGF V nor any of its consolidated subsidiaries has incurred any liabilities which are material to EGF V and its consolidated subsidiaries as a whole otherwise than in the ordinary course of business.

           (l) all financial and other information furnished by or on behalf of each of the Companies in connection with the negotiation of this Agreement, or in the most recent Form 10K and Form 10-Q reports filed with the Securities and Exchange Commission and referred to in Clause 6.01(k) is true and accurate in all material respects and there are no other material facts or matters the omission of which would have made any statement or information contained therein misleading;

           (m) all payments made or to be made by the Companies under or pursuant to this Agreement and the Security Documents to which any of the Companies is a party may be made free and clear of, and without deduction or withholding for or in account of, any Taxes;

           (n) the chief place of business of the Companies is located at One Market, Steuart Tower, Suite 800, San Francisco, CA USA and the corporate documents and records concerning the transactions contemplated hereby, are kept only at such offices;

           (o) the provisions of the Employee Retirement Income Security Act of 1974, as amended, are not applicable to any of the Companies;

           (p) none of the proceeds of the Loan will be used to purchase or carry margin stock within the meanings of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. None of the Companies is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System;

           (q) none of the Companies is an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended); and

           (r) prior to the date hereof, none of the Companies has incurred any material indebtedness except as explicitly set forth in the most recent Form 10-K and Form 10-Q reports referred to in clause 6.01(k) or as disclosed in writing to the Agent.

           (s) The authorized capital stock of CLVI consists of 1000 shares of common stock, no par value, and of MVI consists of 1000 shares of common stock, no par value. All of the capital stock of each of CLVI and MVI is outstanding, has been validly issued, is fully paid and non-assessable and fifty percent (50%) of the capital stock of each such company is owned beneficially and of record by EGF V free and clear of all Liens.

           (t) EGF V owns, directly or indirectly, 50% of the limited partnership interests in each of Clement and Montgomery.

           (u) The M/V CLEMENT is duly documented in the absolute and unencumbered ownership of Clement under the laws and flag of the Bahamas. The M/V PACIFIC SPLENDOR is duly documented in the absolute and unencumbered ownership of Montgomery under the laws and flag of the Bahamas.

6.02 The Companies hereby further represent and warrant to the Lenders and to each of them severally that:

           (a) The Aircraft are duly documented in the absolute and unencumbered ownership of the Owner Trustee under the laws and flag of the United States and Canada, as the case may be, free and clear of all Security Interests other than Permitted Liens;

           (b) The Aircraft are operationally airworthy and have been issued Certificates of Airworthiness by the jurisdiction in which the Aircraft are respectively registered;

           (c) The Aircraft comply with all relevant laws, regulations and requirements (including environmental laws, statutory or otherwise) as are applicable to (i) aircraft documented under the laws of such flag, as applicable, and (ii) aircraft engaged in a trade similar to that performed by the Aircraft, respectively;

           (d) The Aircraft are insured in accordance with the provisions of this Agreement and the respective Aircraft Mortgages and the requirements herein and therein for insurances have been complied with.


7.         COVENANTS

7.01 The Companies hereby covenant and agree that, as and from the date of this Agreement and throughout the Security Period, they will comply in full with the following covenants and undertakings:

           (a) each of the Companies will send (or procure that there is sent) to the Agent:

                     (i) as soon as possible, but in no event later than one hundred twenty (120) days after the end of each fiscal year of EGF V, the EGF V consolidated audited annual or other published accounts of all financial statements as required by law, such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as to their correctness by KPMG Peat Marwick or other independent accounting firm of national reputation;

                     (ii) as soon as possible, but in no event later than sixty (60) days after the end of each fiscal quarter of each financial year of EGF V, the EGF V quarterly consolidated financial statements as at the end of such period and for the period then ending, such statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as to their correctness by the chief financial officer or controller of FSI, together with a certificate by an officer of each of the Companies (substantially in the form of Appendix J hereto) confirming (i) that the representations and warranties stated in Clause 6.01 and 6.02 are true and correct on and as of the date of such certificate as if made on such date, (ii) that no Default or Event of Default has occurred and is continuing and (iii) that EGF V and the other Companies have complied with all of the covenants contained in Clause 7 (setting forth in reasonable detail the calculations required to establish that such covenants were complied with on the date of such financial statements) and furnished to the Agent copies of any new charters and/or leases entered into with respect of any of the Vessels or the Aircraft, respectively with an indicated duration in excess of six months;

                     (iii) as soon as possible but in no event later than sixty (60) days after the end of each fiscal quarter in each fiscal year of EGF V, EGF V's valuation (as set forth in the certificate referred to in sub-clause (ii) of this Clause 7.01) of the fair market value of the Vessels, Containers, Aircraft and other Equipment, together with a list of the Equipment indicating all sales of Equipment, the purchase of additional Equipment and any Equipment that has become a Total Loss and identifying each charter or lease in effect with respect to each Vessel and Aircraft, respectively;

                     (iv) copies of all reports filed with the Securities and Exchange Commission and all other public reports furnished to the limited partners of EGF V or any of its subsidiaries;

                     (v) promptly after the same is instituted (or, to the knowledge of the Companies, threatened), details of any litigation, arbitration or administrative proceedings against or involving any of the Companies, the Approved Manager, or any of the Vessels, Aircraft or Containers or Equipment which is likely to have a material adverse effect on the financial condition of the Companies taken as a whole, the operation of any Vessel, the operation of any Aircraft or the operation of the Equipment taken as a whole;

                     (vi) copies of all reports relating to the Aircraft that are required to be filed by any governmental agency of the jurisdiction in which each such Aircraft is registered and/or operated.

                     (vii) from time to time, and promptly upon demand, such additional financial or other information relating to the Companies, the Equipment and/or any relevant subsidiary or affiliate of the Companies as may be reasonably requested by the Agent.

           (b) each of the Companies will notify the Agent of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, would constitute an Event of Default) forthwith upon the occurrence thereof;

           (c) each of the Companies and FSI will maintain its corporate existence or existence as a limited partnership, as the case may be, and, in the case of Trader, its qualification as a foreign maritime entity under Liberian law, and shall remain duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and will obtain and promptly renew from time to time, and will promptly furnish certified copies to the Agent of, all such authorizations, approvals, consents and licenses as may be required under any applicable law or regulation to enable the Companies to perform their respective obligations under this Agreement, the Note and the Security Documents to which any such Company is a party or required for the validity or enforceability of this Agreement, the Note and the Security Documents or required to enable the relevant Companies to continue to own and operate the respective Vessels, Aircraft and Containers and the Companies shall comply with the terms of the same;

           (d) each of the Companies will promptly and in any event within five days notify the Agent in writing of any change or development which would materially adversely affect the assets, properties, liabilities, business results or operations or financial or other condition of the Companies taken as a whole or threaten the validity, enforceability or performance of this Agreement, the Note or the Security Documents, and the Companies will permit the Agent or its authorized representatives at reasonable times to inspect and copy the books, records, accounts, logs and discuss with the Companies their affairs, finances and business plan;

           (e) each of the Companies will comply in all material respects with all applicable statutes, regulations and orders of and applicable restrictions (including, without limitation, all applicable environmental laws) of any governmental authority of any jurisdiction applicable to the Companies;

           (f) each of the Companies will obtain and promptly renew from time to time, all authorizations, approvals, consents and licenses required under any applicable law or licenses required under any applicable law or regulation with respect to this Agreement, the Note and the Security Documents;

           (g) the Companies will procure that EGF V and its consolidated subsidiaries shall maintain the following financial ratios:

                     1. The ratio of net cash provided by operating activities (defined as net income before extraordinary items plus interest expense plus depreciation and amortization plus cash from unconsolidated special purpose entities plus loss on sale of assets or minus gains on sale of assets) to interest expenses shall at all times be at least 3:1.

                     2. The ratio of total liabilities (minus the balance in the Cash Collateral Account) to total value-adjusted assets (defined as unrestricted cash and Cash Equivalents plus the fair market value of all Equipment) shall be no greater than 0.4:1.

                     3. The combined market value of the Pledged Equipment (as determined pursuant to Clause 7.03(c)) shall at all times be equal to or greater than 135% of the excess of (x) the outstanding principal amount of the Loan over (y) the aggregate amount of cash on deposit in the Cash Collateral Account.

           (h) each of the Companies shall insure or cause to be insured and keep insured, with financially sound and reputable insurers, so much of the properties of each such Company and its subsidiaries in such amounts and against such risks as are usually and customarily insured against by companies in a similar business with respect to properties of a similar character;

           (i) each of the Companies will send (or procure that there is sent) to the Agent a survey or drydock or inspection report on each Vessel by the Approved Manager or its agent no less often than once every 2 years;

           (j) each of the Companies will send (or procure that there is sent) to the Agent copies of all survey or inspection reports delivered or required to be delivered pursuant to the leases in respect of each Aircraft; provided, that if any such lease does not require the periodic delivery of reports relating to the use, operation and maintenance of the Aircraft, then the Companies will send (or procure that there is sent) to the Agent (no less often than once every 2 years commencing on the Closing Date) such information relating to the use, operation and maintenance of the Aircraft as the Agent may request;

           (k) the Companies will procure that the sum of regular dividends paid and other regular distributions of assets or profits declared for a calendar year and payable to any partner or shareholder of the Companies plus Repurchase Units for each such calendar year shall not exceed the lower of (x) $20,000,000 and (y) the net cash provided by operating activities (defined as net income before extraordinary items plus interest expense plus depreciation and amortization plus cash from unconsolidated special purpose entities plus loss on sale of assets or minus gains on sale of assets) during such year; provided, that notwithstanding the foregoing (and subject to Clauses 4.03 and 7.03), so long as (i) no Default shall have occurred and be continuing and (ii) the Companies have made the deposit required to be made into the Cash Collateral Account pursuant to Clause 7.03(a)(iii)(A) and (B), after December 31, 1997 the Companies may pay special dividends and make other special distributions of assets or profits so long as the sum of all such special distributions for each calendar year does not exceed 40% of the aggregate proceeds from the sale of any Equipment during such fiscal year;

           (l) for so long as any amount remains outstanding under this Agreement, the Note or any of the Security Documents, EGF V shall maintain a diversified portfolio of Equipment;

           (m) EGF V shall at all times own, beneficially and of record, at least (i) 50% of the issued and outstanding stock of each of CLVI and MVI and (ii) 49.5% of the limited partnership interests in each of Clement and Montgomery.

           (n) If (i) any Company intends to acquire an asset for a purchase price greater than $2,000,000 or (ii) any Company intends to acquire an asset for a purchase price less than $2,000,000 while a Default shall have occurred and be continuing, the Companies shall give the Agent 5 Business Days notice of such intended acquisition and upon the request of the Agent (which request shall be made within 5 Business Days of the receipt of such notice), the Companies shall procure that such acquiring Company deliver such documents, certificates and instruments, and take all such actions, as the Agent deems necessary so as to create a fully perfected first priority lien in such acquired asset in favor of the Security Trustee; provided that with respect to the acquisition of any Qualified Assets (x) the Companies shall not be required to notify the Agent of such acquisition pursuant to sub-clause (i) hereof unless and until an Event of Default shall have occurred and (y) the Companies shall not be required to grant the Security Trustee a first priority mortgage lien on any Qualified Assets (but nothing herein shall be deemed to limit the obligation of the Companies to grant the Security Trustee a first priority lien in any other interest, beneficial or otherwise, in the Qualified Assets or in the earnings or insurances relating thereto);

           (o) Upon the occurrence of a Default, the Companies shall deliver all such documents, certificates and instruments, and shall take all such actions, as the Agent may request in order to create a fully perfected first priority lien in favor of the Security Trustee in any assets of the Companies that are at such time free and clear of all Security Interests and that are not Pledged Equipment;

           (p) The Aircraft shall not be used for any purpose or in any manner not fully covered by the insurances relating thereto, or outside any geographical limit imposed by such insurances, or for any illegal purpose or in any illegal manner.

           (q) The Aircraft shall be maintained in the absolute and unencumbered ownership of the Owner Trustee, free and clear of all Security Interests other than Permitted Liens;

           (r) Each of the Companies shall comply in all respects with all applicable statues, regulations and orders of any governmental authority of any jurisdiction applicable to the Aircraft or the operation thereof and shall at all times maintain in full force and effect all necessary certificates, licenses, permits and authorizations required for the use and operation of the Aircraft;

           (s) The Aircraft shall be maintained in good and efficient repair, condition and appearance consistent with first class aircraft ownership and management practices and operationally airworthy in all respects, ordinary wear and tear excepted;

           (t) The Companies shall cause the Warehousing Agreement to be amended (no later than the Commitment Termination Date (as defined in the Warehousing Agreement)) to reflect the amendment and restatement of the Original Loan Agreement pursuant to this Agreement and to reflect the granting of Security Interests by the Companies in the Collateral pursuant to the Security Documents.

7.02 Each of the Companies further undertakes that it will not, as and from the date of this Agreement and throughout the Security Period, without the prior written consent of the Agent:

           (a) conduct any business or activity other than the ownership, chartering, leasing and operation of the Equipment; or

           (b)       if  an  Event  of  Default   shall  have  occurred  and  be
                     continuing, or if an Event of Default would occur as a consequence of the declaration or payment of a dividend or distribution, declare or pay any dividend or make any other distribution of its assets or profits to any partner or shareholder; or

           (c) repay any loans (other than intercompany advances in the ordinary course of business) made by any general partner or limited partner to any limited partnership or any other loans advanced to any Company by any person, or make any loans or advances to any person, except that (i) each Company may lend to and borrow from another Company, provided that such loans shall be subordinated to the Loan and any lending Company shall enter into a subordination undertaking in form and substance satisfactory to the Agent with respect to any such loan and (ii) EGF V may repay amounts outstanding under the Warehousing Agreement; or

           (d) except for indebtedness evidenced by this Agreement, the Note and the Security Documents, and except for any other indebtedness contemplated in this Agreement or any Security Document, incur or agree to incur or issue any indebtedness, extend any guarantees (other than for performance by another Company as owner under any charter of a Vessel or any lease of an Aircraft), or make any other commitments with respect thereto; provided that EGF V may borrow up to a maximum outstanding amount at any one time of $10,000,000 under the Warehousing Agreement so long as such borrowings are repaid within 180 days of the day such borrowings are made; or

           (e) create, assume or permit to exist any Security Interest or encumbrance upon any of its properties or Equipment except Permitted Liens; or

           (f) consolidate or amalgamate with, or merge into, any other entity other than EGF V or a subsidiary of EGF V; or

           (g) employ a manager of any of the Vessels or the Aircraft other than the Approved Manager; or

           (h) except as contemplated by this Agreement or in accordance with Clause 7.03, sell, convey, transfer, lease, or otherwise dispose of (i) Pledged Equipment or (ii) all or a substantial part of its assets (whether by one transaction or a series of transactions and whether related or not); or

           (i) change the location of its principal place of business on less than thirty (30) days written notice to the Agent; or

           (j) amend, supplement or modify, or permit the amendment, supplementation or modification of, any of the Agreement and Articles of Limited Partnership of EGF V, Trader, California, Columbus, Clement or Montgomery;

           (k) so long as the Pledge Agreement is in effect, amend, supplement or modify, or permit the amendment, supplementation or modification of, the Articles of Incorporation and By-laws of CLVI and MVI;

           (l) except under terms agreed to by the Agent, enter into any charter, contract of affreightment, lease or similar agreement with respect to any of the Vessels or Aircraft which contains any prohibition on Vessel or Aircraft sale without the prior consent of the charterer or lessee, as the case may be, unless such sale provision is subject to rights which the Security Trustee has in the event of default under the relevant Mortgage; or

           (m) enter into any charter, contract of affreightment, lease or similar agreement with respect to any Vessel or Aircraft which (i) has an indicated duration in excess of six (6) months or (ii) at the time such contract is entered into materially adversely affects the collateral value of any Vessel or Aircraft or the legal position of the Lenders;
                     provided, that the Companies may enter into any such charter, contract of affreightment, lease or similar agreement which is on substantially the same terms (including relevant assignments and consents), with rates subject to market conditions, as those previously accepted by the Agent.

7.03 (a) The Companies shall be entitled to dispose of any portion of the Pledged Equipment provided that (i) prior to such disposition no Default or Event of Default shall have occurred and be then continuing, (ii) the disposition occurs in an arm's-length transaction at fair market value for cash consideration and (iii) with respect to the disposition of:

                     (A) Pledged Equipment other than Containers, (I) the Agent shall have received prior written notice of the intention of the Companies to effect such disposition and (II) after December 31, 1997, 60% of the proceeds of such disposition (or 100% of the proceeds in the event that a Default or an Event of Default would occur as a consequence of such disposition) are deposited into the Cash Collateral Account within 5 days of such disposition; and

                     (B) Containers, the Companies shall deliver to the Agent within 45 days of the end of each fiscal quarter of each financial year of EGF V a report showing (x) the details of the disposition of any Containers for such quarterly period and (y) after December 31, 1997, confirmation of the deposit into the Cash Collateral Account of 60% of the proceeds (or 100% of the proceeds in the event that a Default or Event of Default would occur as a consequence of such disposition) within 45 days of the end of such quarterly period.

           (b) Notwithstanding anything to the contrary in the Security Documents, should the Companies be entitled to dispose of any Pledged Equipment in accordance with Clause 7.03(a), the Agent shall release the security interest in such assets and shall release the corresponding Company from its obligations under the relevant Security Documents.

           (c) Each of the Companies jointly and severally agrees that if, and so often as, the Companies are not in compliance with Clause 7.01(g)(3), they will, within (x) sixty (60) days, in the case of subclause (i) below, and (y) thirty (30) days, in the case of subclause (ii) below, of being notified by the Agent of such requirement (which notification shall be conclusive and binding on the Companies) or becoming aware of such non-compliance:

                     (i) provide the Lenders with, or procure the provision to the Lenders of, such additional Pledged Equipment as shall be acceptable to the Lenders to bring the Companies into compliance with Clause 7.01(g)(3), which additional Pledged Equipment shall consist of such assets, and be mortgaged to the Agent by such documentation and be entered into between such parties as the Agent may approve or require (and, if the Companies do not make proposals satisfactory to the Agent in relation to such additional Pledged Equipment within ten (10) days of the date of the notification by the Agent to the Companies as aforesaid, shall be deemed to have elected to prepay in accordance with (ii) below); or

                     (ii)      prepay (in  accordance  with  Clauses 4.02 except
                               that such prepayment shall be made on the next succeeding Repayment Date) such part of the Loan (together with accrued interest thereon) as will ensure that the Companies comply with Clause 7.01(g)(3). If the prepayment shall not occur on the last day of an Interest Period, the Companies will pay to the Agent for the account of the Lenders such amounts as the Agent may certify as necessary to compensate the Lenders for any loss or expense on account of funds borrowed, contracted for or utilized in order to fund the Loan.

           (d) On or prior to December 31, 1997, the Companies may request that amounts held on deposit in the Cash Collateral Account be released to them to be applied towards the purchase of additional Pledged Equipment provided that (x) such additional Pledged Equipment takes such form, is constituted by such documentation and is entered into between such parties as the Agent may approve or require and is otherwise satisfactory to the Agent and (y) after the purchase of such additional Pledged Equipment, the Companies are either in compliance with Clause 7.01(g)(3) or they comply with Clause 7.03(c);

           (e) For the purposes of Clause 7.01(g)(3) and 7.03(a), the market value of the Vessels, Aircraft and Containers shall be determined as follows: (1) EGF V shall provide to the Agent its internal Valuations at the intervals provided herein and at such additional times as the Agent may reasonably request. (2) At any such time as the Agent may reasonably request, the Companies shall furnish to the Agent a Valuation made by the appraisers in respect of each category of Equipment appointed by the Agent from the Approved List (which Valuation shall be at the expense of the Companies with respect to the first such Valuation and thereafter shall be for the account of the party specified in subclause (c)(4) below). The Agent and the Companies agree to accept any Valuation made by such appraisers appointed as aforesaid as conclusive evidence of the market value of the Vessels, Aircraft or Containers, as the case may be, at the date of such Valuation. (3) If an independent Valuation is obtained as provided in subclause
                     (2)  above,  the  cost of such  Valuation  shall be for the account of the Agent if the Valuation provided by the appraisers establishes that the Companies are in compliance with Clause 7.01(g)(3). If, however, the appraisers' Valuation establishes that the Companies are not in compliance with Clause 7.01(g)(3), the cost of such appraisers' Valuation shall be for the account of the Companies.

           (f) For the purpose of Clause 7.03 (c) and (d), the market value of any additional security provided or to be provided to the Lenders shall be reasonably determined by the Agent through reference to well established and generally accepted markets, indexes and exchanges for such additional security.

           (g) In connection with any additional security provided in accordance with Clause 7.03 (c) or (d), the Lenders shall be entitled to receive certified copies of such documents of the kinds to which sub-clauses (a), (b), (c), (d), (e),
                     (f),  (g),  (h),  (i),  (j),  (k),  (l),  (m),  (n) and (u)
                     (inclusive) of Clause 5.01 refer which apply to the type of security provided and such favorable legal opinions as the Agent shall reasonably require.

7.04 The Companies shall at all times maintain at the offices of CBK the Cash Collateral Account in the name of the Companies and under the sole dominion and control of the Security Trustee, which account shall be a special interest-bearing account and the accrued interest shall be payable to the Companies. Each of the Companies hereby grants to the Security Trustee a security interest in all monies and property from time to time in the Cash Collateral Account and the proceeds thereof. The balance from time to time in the Cash Collateral Account shall constitute part of the collateral hereunder and shall not constitute payment of the Loan until applied as provided in Clause 4.03.

8.         SECURITY TRUSTEE AND AGENT

8.01 Recital. Each of the Companies has authorized the execution and delivery of this Clause 8 pursuant to which the Security Trustee will act as the Mortgagee of each of the Vessels and Aircraft, as Security Trustee and secured party with respect to the Containers, as Assignee and secured party with respect to the insurances of the Vessels, Aircraft and Containers, as Pledgee, Assignee and secured party with respect to the Pledged Shares and the limited partnership interests in Clement and Montgomery, as secured party with respect to the beneficial interest in the Trust Agreement, and as secured party with respect to any proceeds thereof.

8.02 Granting Clause. To secure the payment of all sums of money from time to time owing to the Lenders under this Agreement, the Note and the Security Documents in the maximum principal amount of $38,000,000 plus any amounts due under the Interest Rate Agreements and accrued interest thereon and all other amounts owing to the Lenders or the Security Trustee pursuant to this Agreement, the Note and the Security Documents ("Indebtedness"), and the performance of the covenants of the Companies herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, and of the sum of One Dollar paid to the Companies by the Security Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the Lenders, from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under each of the Mortgages, its right, title and interest as Assignee and secured party under the Insurance Assignment, its right, title and interest as Pledgee, Assignee and secured party under the Pledge Agreement, the Assignment of Limited Partnership Interests and the Beneficial Interest Security Agreement and its right, title and interest as Security Trustee and secured party under the Security Agreement.

           The right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the lien of the indenture created hereby and by the Security Documents by any amendment hereto or thereto are herein collectively called the "Estate".

           TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever.

           BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Lenders and their respective successors and assigns without any priority of any one over any other.

           UPON CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, the respective Company having title to each Vessel and Aircraft shall be permitted, to the exclusion of the Security Trustee, to possess and use each Vessel and Aircraft and EGF V shall be permitted to possess and use the Containers.

           IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each of the Companies, for itself and its successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the Lenders as hereinafter set forth.

8.03       Appointment of Agent.

           Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto (including, without limitation, the power to determine whether the Companies will be required to grant a Security Interest in any of their assets where the provisions of this Agreement provide for the Agent to make such determination). As to any matters not expressly provided for by this Agreement, the Notes or the Security Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice and other report given to it by the Companies pursuant to the terms of this Agreement.

8.04.      Acts of Lenders.

           Any request, demand, direction, consent, notice, waiver or other action provided by this Agreement to be given or taken by Lenders may be embodied in and evidenced by one or any number of concurrent written instruments of substantially similar tenor signed by such Lenders in person or by an agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Security Trustee. Such a written instrument (and the action embodied therein and evidenced thereby) is herein sometimes referred to as the "Act" of the Lenders party to such instrument or instruments. Proof of the execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and shall be conclusive in favor of the Security Trustee or of the Companies if made in the manner provided in this Clause 8.04.

           The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the person signing such instrument or writing acknowledged to him the execution thereof.

           Any request, demand, authorization, direction, notice, consent, waiver or other action by a Lender shall bind any subsequent assignee of such Lender.

8.05.      Notices, etc., to Agent, Security Trustee and the Companies.

           Any request, demand, authorization, direction, notice, consent, waiver or Act of Lenders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

           (1) the Agent or the Security Trustee by any Lender or by the Companies shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Security Trustee as provided in Clause 16 hereof,

           (2) the Companies by any Lender or by the Security Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Companies as provided in Clause 16 hereof.

8.06       Notice to Lenders; Waiver.

           Where this Indenture provides for notice to Lenders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, postage prepaid, by certified or registered mail, return receipt requested, telexed or telefaxed to each Lender in care of the Agent, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

           Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Lenders shall be filed with the Security Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

8.07       Satisfaction and Discharge of Indenture; Release of Estate.

           When all payments to the Lenders in respect of the Loan or otherwise due under this Agreement, the Note and any Security Documents shall have been made, the Security Trustee shall release the Estate from the lien of the indenture created by this Clause 8 and the Security Documents and neither the Security Trustee nor the Lenders shall have any further interest in or other right with respect to the Estate. Notwithstanding the satisfaction and discharge of the indenture created by this Clause 8 and the Security Documents, the obligations of the Companies to the Security Trustee under Clause 8.23 hereof shall survive.

8.08       Power of Sale; Suits for Enforcement.

           (a) In case one or more Events of Default under this Agreement or the Security Documents shall have occurred and shall not have been remedied, the Security Trustee and/or the Agent (as the case may be), personally or by agents, with or without entry, upon the written instructions of the Majority Lenders, exercise such rights and remedies as are provided in the Agreement and the Security Documents.

8.09       Security Trustee May File Proofs of Claim.

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any of the Companies or the property of any of them, the Security Trustee (irrespective of whether the sums owing to the Lenders under this Agreement, the Note and the Security Documents shall then be due and payable in accordance with this Agreement, the Note or the Security Documents or otherwise) shall be entitled and empowered to intervene in such proceeding or otherwise and shall be entitled, upon the written instructions of the Majority Lenders,

           (a) to file and prove a claim for the whole amount of the sums owing and unpaid under the Agreement, the Note and the Security Documents and interest thereon and to file such other papers or documents as may be necessary or advisable to have the claims of the Security Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel) and of the Lenders allowed in such judicial proceeding; any claim filed by the Security Trustee shall expressly preserve all rights and remedies of each Lender in the Estate, and

           (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

           and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Security Trustee, and if the Security Trustee shall consent to the making of such payments directly to such Lender, to pay to the Security Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel, and any other amounts due the Security Trustee under Clause
           8.23 hereof.

           Nothing herein contained shall be deemed to authorize the Security Trustee to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the sums owing under the Agreement or the Note or the rights of any Lender, or to authorize the Security Trustee to vote in respect of the claim of any Lender in any such proceeding, except upon the written instructions of such Lender.

8.10       Indenture Trustee May Enforce Claims.

           All rights of action and claims under this Agreement, the Note, the Mortgages, the Beneficial Interest Security Agreement, the Insurance Assignments, the Pledge Agreement, the Assignment of Limited Partnership Interests, the Security Agreement or any other Security Document, may be prosecuted and enforced by the Security Trustee in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel, be for the ratable benefit of the Lenders.

8.11       Restoration of Rights and Remedies.

           If the Security Trustee or any Lender has instituted any proceeding to enforce any right or remedy or in the exercise of any power under this Clause 8 or any of the Security Documents by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Security Trustee or to such Lender, then and in every such case the relevant Company or Companies, the Security Trustee and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, including the position and rights of the Security Trustee with respect to the Estate, and thereafter all rights, powers and remedies of the Security Trustee and the Lenders shall continue as though no such proceeding had been instituted.

8.12       Rights and Remedies Cumulative.

           No right, power or remedy herein conferred upon or reserved to the Security Trustee or to the Lenders is intended to be exclusive of any other right, power or remedy. Every right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise and may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Trustee or the Lenders. The exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

8.13       Delay or Omission not Waiver.

           No delay or omission of the Security Trustee, the Agent or of any Lender to exercise any right, power or remedy accruing upon any Event of Default shall impair any such right, power or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right, power and remedy given by this Agreement or by law to the Security Trustee, the Agent or the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Security Trustee, the Agent or by the Lenders, as the case may be.

8.14       Control by Lenders.

           The Majority Lenders have the right, during the continuance of an Event of Default:

           (a) to require the Security Trustee to proceed to enforce this Agreement, the Note and the Security Documents either by judicial proceedings for the enforcement of the payment of such unpaid sums and the foreclosure of the Mortgages, enforcement under the Beneficial Interest Security Agreement, the Insurance Assignments, Pledge Agreement, the Assignment of Limited Partnership Interests and Security Agreement and the sale of the Estate or, at the election of the Security Trustee, by the exercise of the power of entry and/or sale conferred by the relevant Security Document, and

           (b) to direct the time, method and place of conducting any proceeding for any remedy available to the Security Trustee or exercising any trust or power conferred on the Security Trustee; provided that

                     (i) such direction shall not be in conflict with any rule of law or with the provisions of the Security Documents or this Agreement, and

                     (ii) the Security Trustee may take any other action deemed proper by the Security Trustee which is not inconsistent with such direction.

8.15       Waiver of Appraisement, etc., Laws.

           Each of the Companies hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, to prevent or hinder the enforcement of the indenture created by this Clause 8 or the Security Documents or the absolute sale of the Estate, or any part thereof, or the possession thereof by any purchaser at any sale under the Security Documents; and each such Company, for itself and all who may claim under it, so far as it now or hereafter lawfully may, hereby waives the benefit of all such laws. Each such Company, for itself and all who may claim under it, waives, to the extent lawful, all right to have the property in the Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Estate as an entirety.

           If any law in this Clause 8.15 referred to and now in force, of which the Owner or its successors might take advantage despite this Clause 8.15, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Clause 8.15.

8.16       Acceptance of Trusts.

           CBK hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.

8.17       Certain Duties and Responsibilities of the Security Trustee.

           (a)       Except during the continuance of an Event of Default,

           (i) the Security Trustee undertakes to perform such duties and only such duties as are specifically set forth herein and in the Security Documents, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against the Security Trustee, and the Security Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Estate, except as required by the terms of the Security Documents and as otherwise provided herein; and

           (ii) in the absence of bad faith on its part, the Security Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Security Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Security Trustee, the Security Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

           (b) In case an Event of Default has occurred and is continuing, the Security Trustee shall exercise such of the rights and powers vested in it by this Agreement and the Security Documents, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (c) No provision of this Agreement shall be construed to relieve the Security Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

           (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Clause 8.17;

           (ii) the Security Trustee shall not be liable for any error of judgment made in good faith by a director, officer, agent or employee of the Security Trustee, unless it shall be proved that the Security Trustee was negligent in ascertaining the pertinent facts;

           (iii) the Security Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Lenders relating to the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred upon the Security Trustee, under this Indenture; and

           (iv) no provision of this Agreement shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

           (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Security Trustee shall be subject to the provisions of this Section 8.17.

8.18       Notice of Default.

           As promptly as possible after an officer of the Security Trustee shall obtain actual knowledge of any default hereunder, the Security Trustee shall transmit by mail, telefax or telex notice of such default to the Lenders, unless such default shall have been cured or waived. For the purpose of this Section 8.18, the term "default" means any event which is an Event of Default.

8.19       Certain Rights of Security Trustee and the Agent.

           Except as otherwise provided in Section 8.17 hereof:

           (a) the Security Trustee and the Agent may rely upon and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper person or persons;

           (b) any request or direction of the Companies mentioned herein shall be sufficiently evidenced by a certificate or request signed by an officer or director of EGF V or its general partner or a duly authorized attorney-in-fact for EGF V;

           (c) whenever in the administration of the indenture or the obligations created by this Agreement and the Security Documents, the Security Trustee or the Agent, as the case may be, shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Security Trustee or the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an officer or director of any of the Companies or a duly authorized attorney-in-fact for such Company or Companies;

           (d) the Security Trustee and the Agent may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) neither the Security Trustee nor the Agent shall be under any obligation to exercise any of the rights or powers vested in it or in the Lenders by this Agreement or the Security Documents at the request or direction of any of the Lenders, unless such Lenders shall have offered to the Security Trustee or the Agent, as the case may be, reasonable security or indemnity (including the advancement of funds) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (f) neither the Security Trustee nor the Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond or other paper or document, but the Security Trustee or the Agent, as the case may be, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

           (g) the Security Trustee may execute any of the trusts, and the Security Trustee and the Agent may execute any of the powers hereunder or perform any duties hereunder, either directly or by or through agents or attorneys; and

           (h) neither the Security Trustee nor the Agent shall be personally liable, in case of entry by it upon the Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Estate.

8.20       Security Trustee not Responsible for Recitals; Warranty.

           Neither the Security Trustee nor the Agent makes any representation as to the value or condition of the Estate or any part thereof, as to the title of any of the Companies thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any security at any time pledged or deposited with the Security Trustee or the Agent hereunder. Neither the Security Trustee nor the Agent shall have any responsibility with respect to the recording, re-recording, filing or re-filing, under the laws of any jurisdiction, of this Indenture or any other document or statement that may be required or permitted to be recorded, re-recorded, filed or re-filed under any such laws to perfect or protect the security interests created by or pursuant to Clause 8.02 of this Agreement.

           Neither the Security Trustee nor the Agent (i) makes any warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations (whether written or oral) made in or in connection with this Agreement, the Notes or the Security Documents; (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or the Security Documents on the part of the Companies or to inspect the property (including the books and records) of the Companies.

8.21       Capacity in Which Acting.

           CBK as Security Trustee and Agent, is acting hereunder not in its individual capacity but solely as trustee and agent, respectively, except as otherwise expressly provided herein, and all persons having any claim against the Security Trustee and/or the Agent by reason of the transactions contemplated hereby shall look only to the Estate for payment or satisfaction and neither the Security Trustee nor the Agent shall not be accountable under any circumstances in its individual capacity, except for its own wilful misconduct or gross negligence.

           With respect to the Loan and the Note issued to it, CBK shall have the same rights and powers under this Agreement, the Note and the Security Documents as any other Lender and may exercise the same as though it were not the Security Trustee and the Agent, respectively, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CBK hereunder in its individual capacity. CBK and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Companies and any of the Companies' subsidiaries and any Person who may do business with or own securities of the Companies or any such subsidiary, all as if CBK were not the Security Trustee and the Agent, respectively, and without any duty to account therefor to the Lenders.

8.22       Funds May be Held by Security Trustee.

           Subject  to Clause  8.34  hereof,  any  monies  held by the  Security
           Trustee hereunder as part of the Estate may, until paid out by the Security Trustee as herein provided, be carried by the Security Trustee on deposit with itself, and neither the Security Trustee nor the Agent shall have any liability for interest upon any such monies.

8.23       Compensation and Reimbursement.

           The Companies hereby jointly and severally agree:

           (a) except as otherwise expressly provided herein, to reimburse the Security Trustee and the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Security Trustee or the Agent, as the case may be, in accordance with any provision of this Agreement and the Security Documents (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

           (b) to indemnify each of the Security Trustee and the Agent (in its individual capacity and as trustee or agent, respectively, and including its successors, assigns, officers, directors, agents and servants) for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the indenture or agency created by this Agreement and the Security Documents, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any loss, liability, expense or claim arising out of its possession, management, control use or operation of the Estate.

           As security for the performance of the obligations of the Companies under this Clause 8.23, the Security Trustee and the Agent shall be secured under this Indenture and Agreement by a lien on the Estate prior to the lien thereon of the Lenders, and for the payment of such expense, reimbursements and indemnity the Security Trustee shall have the right to use and apply any moneys held by it hereunder in the Estate.

           The indemnity contained in this Clause 8.23 shall survive the termination of this Agreement and the Security Documents.

8.24       Corporate Trustee Required; Eligibility.

           There shall at all times be a Security Trustee hereunder which shall be CBK or any other corporation organized and doing business under the laws of the United States of America or of any State or of any foreign government recognized by the Securities and Exchange Commission pursuant to Sections 406-408 of the Trust Indenture Reform Act of 1990, 15 USC ss.77jjj, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000, subject to supervision or examination by Federal or State authority, and any other applicable law or regulation. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Clause 8.24, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Security Trustee shall cease to be eligible in accordance with the provisions of this Clause 8.24, it shall resign immediately in the manner and with the effect hereinafter specified herein.

8.25       Resignation and Removal; Appointment of Successor.

           (a) No resignation or removal of the Security Trustee or the Agent and no appointment of a successor Security Trustee or Agent pursuant to this Clause 8.25 shall become effective until the acceptance of appointment by the successor Security Trustee or Agent, as the case may be, under Clause 8.26 hereof. Until such acceptance the Security Trustee or Agent, as the case may be, shall continue to carry out its duties hereunder.

           (b) The Security Trustee and the Agent may resign at any time by giving written notice thereof to the Companies and the Lenders. If an instrument of acceptance by a successor Security Trustee or Agent shall not have been delivered to the Companies and the Security Trustee or Agent, as the case may be, within 30 days after the giving of such notice of resignation, the resigning Security Trustee or Agent may petition any court of competent jurisdiction for the appointment of a successor Security Trustee or Agent, as the case may be.

           (c) Each of the Security Trustee and the Agent may be removed at any time by Act of the Majority Lenders, delivered to the Security Trustee or the Agent, as the case may be, and to the Companies.

           (d)  If at any time:

           (i) the Security Trustee shall cease to be eligible under Clause 8.24 hereof and shall fail to resign after written request therefor by any such Lender, or

           (ii) the Security Trustee or the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Security Trustee or the Agent or of their respective properties shall be appointed, or any public officer shall take charge or control of the Security Trustee or the Agent or of their respective properties or affairs for the purpose of rehabilitation, conservation or liquidation, any Lender may petition any court of competent jurisdiction for the removal of the Security Trustee or the Agent, as the case may be, and the appointment of a successor Security Trustee or Agent, as the case may be.

           (e) If the Security Trustee or the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Security Trustee or the Agent for any cause, the Majority Lenders shall promptly select a successor Security Trustee or Agent, as the case may be, and the Companies shall appoint such selected person as a successor Security Trustee or Agent, as the case may be. If no successor Security Trustee or Agent shall have been so appointed by the Lenders and the Companies and accepted appointment in the manner hereinafter provided, the Security Trustee or Agent, as the case may be, or any Lender for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Security Trustee or Agent, as the case may be.

           (f) Each of the Security Trustee and the Agent shall give notice of each resignation and each removal of the Security Trustee or Agent, as the case may be, and each appointment of a successor Security Trustee or Agent by mailing written notice of such event to the Lenders. Each notice shall include the name of the successor Security Trustee or Agent, as the case may be, and the address of its office for purposes of Clause 8.05 hereof.

8.26       Acceptance of Appointment by Successor.

           Every successor Security Trustee or Agent appointed hereunder shall execute, acknowledge and deliver to the Companies and to the retiring Security Trustee or Agent, as the case may be, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Security Trustee or Agent shall become effective and such successor Security Trustee or Agent, without any further act deed, or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Security Trustee or Agent, as the case may be; but such retiring Security Trustee or Agent shall, upon payment of its charges, execute and deliver, together with the successor Security Trustee or Agent, an amendment hereto, and such amendments to the Mortgages, the Beneficial Interest Security Agreement, Insurance Assignments, Pledge Agreement, the Assignment of Limited Partnership Interests and Security Agreement, in due form, and in the required number of counterparts, as may be required for recording, conveying and transferring to such successor Security Trustee or Agent, as the case may be, upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Security Trustee or Agent, as the case may be, and shall duly assign, transfer and deliver to such successor Security Trustee or Agent all property and money held by such retiring Security Trustee or Agent, as the case may be, hereunder. Upon request of any such successor Security Trustee or Agent, the Companies shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Security Trustee or Agent all such estates, properties, rights, powers and trusts.

           No successor Security Trustee shall accept its appointment unless at the time of such acceptance such successor Security Trustee shall be qualified and eligible under Clause 8.24.

8.27       Merger, Conversion, Consolidation or Succession to Business.

           Any Person into which the Security Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Security Trustee, shall be the successor of the Security Trustee hereunder, provided such Person shall be otherwise qualified and eligible under Clause 8.24, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

8.28       Amendments With Consent of the Security Trustee.

           The Companies and the Security Trustee, at any time and from time to time, may enter into any one or more amendments supplemental hereto or amendments to the Security Documents, all in form satisfactory to the Security Trustee, for the following purposes:

           (a) to correct or amplify the description of any property at any time subject to the lien of the indenture created by this Agreement and the Security Documents or to subject to the lien of this Indenture any additional property; or

           (b) to evidence the succession of another Person to any of the Companies, and the assumption by any such successor of the covenants of the Companies herein and in the Security Documents contained; or

           (c) to add to the covenants of the Companies for the benefit of the Lenders, or to surrender any right or power or in the Security Documents herein conferred upon the Companies; or

           (d) to correct or supplement any defective or inconsistent provision herein or to convey, transfer, assign, mortgage or pledge any property to or with the indenture created by this Agreement and the Security Documents; or

           (e) to cure any ambiguity or to add or modify any other provisions and agreements in this Agreement or any Security Document in any manner which will not adversely affect the interests of the Lenders; or

           (f) to provide for the appointment of any successor Security Trustee hereunder, in accordance with this Clause 8.

8.29       Amendments with Consent of Lenders (and Agent).

           With the consent of the Majority Lenders, by Act of such Lenders delivered to the Companies and the Security Trustee, the Companies may, and the Security Trustee, subject to Section 8.30 hereof, shall enter into an amendment supplemental hereto to add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or the Security Documents or modify in any manner the rights of the Lenders under this Agreement or the Security Documents or to release property from the lien of this Indenture pursuant to this Agreement and the Security Documents; provided that no such amendment or waiver shall, without the consent of the all the Lenders (and, if such amendment or waiver affects the rights and obligations of the Agent, the Agent),

           (a) change the maturity of the principal of, or any installment of interest on, the Indebtedness or any portion thereof, or reduce the principal amount thereof or the interest thereon, or change the place of payment where, or the coin or currency in which, or the interest thereon, is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or

           (b) create any security interest with respect to the Estate ranking prior to, or on a parity with, the security interest created by this Agreement and the Security Documents, or deprive any Lender of the lien created by this Agreement and the Security Documents on the Estate, except as expressly permitted herein or in any Security Document, or

           (c) change, modify or amend the definition of Majority Lenders, whose consent is required for any such amendment or any waiver (of compliance with certain provisions of this Indenture or of certain defaults hereunder and their consequences) provided for herein or in any Security Document, or

           (d) modify any of the provisions of this Clause 8.29 or Clause 8.14 hereof, except to increase any percentage herein or therein or to provide that certain other provisions of this Agreement or other documents referred to herein cannot be modified or waived without the consent of the Majority Lenders.

8.30       Documents Affecting Immunity or Indemnity.

           If in the opinion of the Security Trustee or the Agent any document required to be executed pursuant to the terms of Clause 8.29 hereof affects any interest or right or duty or immunity or indemnity in favor of the Security Trustee or the Agent under this Agreement or any Security Document, the Security Trustee or the Agent, as the case may be, may in its discretion decline to execute such document.

8.31       Execution of Amendments.

           In executing, or accepting the additional trusts created by, any amendment permitted by this Clause 8 or the modifications thereby of the trusts created hereby, the Security Trustee and/or the Agent shall be entitled to receive and (subject to Clause 8.17 hereof) shall be fully protected in relying upon, an opinion of counsel satisfactory to the Security Trustee or the Agent, as the case may be, stating that the execution of such amendment is authorized or permitted by this Agreement.

           Promptly after the execution by the Companies and the Security Trustee of any amendment, the Companies shall duly mail or deliver otherwise a conformed copy of such amendment to the Agent (if different from the Security Trustee). The validity of any such amendment, however, shall not be impaired or affected by failure to give such notice or by any defect therein.

8.32       Effect of Amendment.

           Upon the execution of any amendment hereunder, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Lender theretofore or thereafter issued and delivered hereunder shall be bound thereby.

8.33       Indemnification by the Companies.

           The Companies hereby jointly and severally covenant and agree that the Estate shall be free of any lien, claim or encumbrance created by any Company and not contemplated or permitted by the transactions described in this Agreement or in the Security Documents arising as a result of claims against any of the Companies not related to the ownership of the Vessels, the Aircraft or the Containers and that it will promptly take such action as may be necessary to duly discharge any such lien, claim or encumbrance.

8.34       Cash Held by Security Trustee.

           (a) All cash held by the Security Trustee hereunder or under any Security Document shall be held as a special deposit in trust for the purposes for which held.

           (b) Cash held by the Security Trustee hereunder or under any Security Document (i) need not be segregated; (ii) shall not be invested or reinvested; and (iii) shall bear interest only as may be agreed by the Companies and the Security Trustee.

8.35       Distribution of Payments Received After an Event of Default.

           All payments received and amounts realized by the Security Trustee after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by the Security Trustee as part of the Estate while such Event of Default shall be continuing, shall be distributed by the Security Trustee in accordance with the Security Documents.

8.36       Distributions Withheld From the Companies.

           Anything in this Agreement to the contrary notwithstanding, after a director, officer, agent or employee of the Security Trustee shall have actual knowledge of an Event of Default, all amounts which would otherwise be distributable to the Companies shall be held by the Security Trustee as part of the Estate and, if such an Event of Default shall cease to be continuing before the time such amounts may become distributable pursuant hereto, such amounts shall be distributed to the Companies.

9.         EVENTS OF DEFAULT

9.01 Each of the following events shall constitute an Event of Default (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority):

           (a) any of the Companies or any other party to any of the Security Documents (i) fails to pay on the due date any principal due in respect of the Loan or the Note; or (ii) default shall be made in the payment of interest due in respect of the Loan or the Note, when and as the same shall be due and payable, and such default shall continue in respect thereof for three (3) Business Days; or (iii) default shall be made in the payment of any other sum payable pursuant to this Agreement, the Note or any of the Security Documents, or any agreement entered into in connection with this Agreement, the Note or any of the Security Documents, when and as the same shall be due and payable, and such default shall continue in respect thereof for five (5) Business Days; or

           (b) any of the Companies breaches any of the Covenants in Clause 7.03; or

           (c) any of the Companies defaults under, or in the due and punctual observance and performance of, any other material provision of this Agreement and where, in the reasonable opinion of the Lenders, such default is capable of remedy, such default is not remedied or the relevant Company or Companies shall not have taken and be diligently pursuing all necessary steps to remedy such default within 15 days after written notice from the Lenders requesting action to remedy the same; provided, that notwithstanding the foregoing, any such default shall be remedied within 45 days after such written notice; or

           (d) an Event of Default under any of the Mortgages or any other of the Security Documents shall have occurred and be continuing; or

           (e) any representation or warranty made by the Companies or any other party to any of the Security Documents, in or pursuant to this Agreement or any of the Security Documents or in any notice, certificate, instrument or statement contemplated hereby or thereby or made or delivered pursuant hereto or thereto is, or proves to be, untrue or incorrect in any material respect when made or deemed to be repeated; or

           (f) (i) any material indebtedness of any of the Companies is not paid when due or becomes prematurely payable or capable of being prematurely declared payable as a consequence of a default with respect thereto or any Security Interest over any assets of any of the Companies is enforced or becomes capable of being enforced; or (ii) any of the Companies defaults in the payment of any obligation, whether direct or contingent, for borrowed money or the acquisition of capital equipment on a finance lease or title retention basis or in the performance or observance of the material terms of any instrument pursuant to which such obligation was created or securing such obligation or providing for any such acquisition or lease or (iii) a default occurs in respect of any such obligation of any person, firm or corporation, the payment or performance of which has been guaranteed, directly or indirectly, by any of the Companies; or

           (g) (i) any preparatory or other steps are taken by any person to convene a meeting of any of the Companies for the purposes of considering or passing any resolution or petition for the winding-up or dissolution of any of the Companies (other than any Company that does not at that time own, directly or indirectly, any assets), or (ii) a petition is presented or an order is made or a resolution is passed for the winding-up or dissolution of any of the Companies (other than any Company that does not at that time own, directly or indirectly, any assets), or (iii) any of the Companies becomes insolvent or is deemed unable to pay its debts within the meaning of the appropriate bankruptcy laws or any of the Companies becomes unable to pay its debts as they fall due, or (iv) any of the
                     Companies stops or threatens to stop making payments generally or declares or threatens to declare a moratorium or suspension of payments with respect to all or any part of its debts or enters into any composition, scheme, compromise or other arrangement with its creditors generally (or any class of them), or (v) any preparatory or other steps are taken by any person to appoint an administrative or other receiver or similar official of any of the Companies or any of its assets, or (vi) any meeting of any of the Companies is convened or any other preparatory or other steps are taken for the purpose of considering an application for an administration order for any of the Companies or such an administration order is made by a court, or (vii) anything analogous to any of the foregoing events occurs in any applicable jurisdiction; or

           (h) a marshall, sheriff or other official takes possession of the whole or any material part of the assets of any of the Companies or a distress, execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of any of the Companies and such taking or process is not released or terminated within the time provided herein or in the Security Documents; or

           (i) there shall occur a material adverse change in the financial conditions, results of operations or financial position of any of the Companies taken as a whole or any event occurs which renders it unlawful or impossible for
                     (i) any of the Companies to perform or observe, or to procure the performance or observance of, any of its material obligations or undertakings contained in this Agreement, the Note, or any of the Security Documents, or
                     (ii) the Lenders to exercise any of the material rights and remedies conferred on the Lenders under this Agreement or any of the Security Documents; or

           (j) any authorization, approval, consent, license, exemption, filing or registration or other requirement necessary to enable any of the Companies to comply with any of its material obligations or undertakings contained in this Agreement, the Note or any of the Security Documents is materially modified, revoked or withheld or does not remain in full force and effect; or

           (k) without the prior consent of the Agent, FSI shall (i) be removed or resign from its position or otherwise fail to continue as general partner of EGF V or (ii) sell, transfer, exchange or otherwise dispose of all or any portion of its general partnership interest in EGF V; or

           (l) without the prior consent of the Agent, any of TVI, CVI or COVI shall (i) be removed or resign from its position or otherwise fail to continue as general partner of each of Trader, California or Columbus, respectively or (ii) sell, transfer, exchange or otherwise dispose of all or any portion of its general partnership interest in each of Trader, California or Columbus, respectively; or

           (m) any of the Vessels or Aircraft shall become a Total Loss and either (x) the Agent does not receive within 120 days (or such longer period as the Agent may agree) following the occurrence of such Total Loss, insurance proceeds arising from such Total Loss in an amount not less than the amount for which such Vessel or Aircraft, as the case may be, is required to be insured under the relevant Mortgage as at the date of the event or circumstances giving rise to such Total Loss or any of the insurers shall disclaim coverage with respect to such Total Loss or (y) the Companies do not provide the Lenders with, or procure the provision to the Lenders of, additional Pledged Equipment in accordance with Clause 7.03(c)(i) of this Agreement. For the purpose of this Clause 9.01(m), (i) an actual Total Loss of such Vessel or Aircraft, as the case may be, shall be deemed to have occurred at the date and time when such Vessel or Aircraft, as the case may be, was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which such Vessel or Aircraft, as the case may be, was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which notice of abandonment of such Vessel or Aircraft, as the case may be, is given to the insurers of such Vessel or Aircraft and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement; or

           (n) for any reason whatsoever, any of the Vessels or Aircraft ceases to be managed by the Approved Manager, in either case on terms substantially in accordance with those approved by the Agent; or

           (o) the security constituted by any of the Security Documents is materially imperilled or jeopardised; or

           (p) this Agreement, the Note or any of the other Security Documents ceases at any time to be the legal, valid and binding obligations of any of the Companies or any other party thereto (other than the Lenders); or

           (q) any encumbrance other than one permitted hereunder or under the Security Documents shall be created over any of the assets or property of any of the Companies; or

           (r) a final judgment against any of the Companies in an amount greater than or equal to One Million Dollars ($1,000,000) shall be rendered and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution stayed or, within thirty days after the expiration of any such stay, such judgment shall not have been discharged.

9.02       Upon the occurrence of any other Event of Default:

           (a) the Agent, by notice to the Companies, may terminate the obligations of the Lenders under this Agreement, whereupon the same shall be so terminated; and/or

           (b)       if  it  is an  Event  of  Default  specified  in  paragraph
                     (g)(iii)-(vi) of Clause 9.01, the Lender's obligations hereunder shall automatically terminate and the unpaid balance of the Loan and accrued interest thereon and all other amounts payable under this Agreement, the Notes and the Security Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and/or

           (c) the Agent, by notice to the Companies, may declare the Loan, accrued interest thereon and all other amounts payable under this Agreement, the Note and the Security Documents either immediately due and payable or payable on demand, whereupon the Loan, accrued interest thereon and all other amounts payable under this Agreement, the Note and the Security Documents shall become immediately due and payable or (as the case may be) payable on demand by the Agent and in such event the Agent may also by notice to the Companies require that the Companies refrain from declaring or paying any dividend or making any other distribution of assets or profits to any partner or shareholder; and/or

           (d) the Agent may take any other action, exercise any other right or pursue any other remedy conferred upon the Agent by this Agreement and/or by all or any of the Security Documents or by any applicable law or regulation as a consequence of such Event of Default.

9.03 Upon the occurrence of an Event of Default, the Agent may apply all moneys received by the Agent (including proceeds realized on the sale or liquidation of any collateral security, insurance proceeds and other moneys of any of the Companies or for the account of any of the Companies the application of which has not elsewhere herein or in the Security Documents been specifically provided for) as follows:

                     FIRST, to the payment or reimbursement of all the reasonable costs of the Agent incurred or made in the exercise, protection or pursuance by the Agent of its rights or remedies under this Agreement, the Note or any Security Document including, but not limited to, the expenses of any sale or of any taking, attorneys' fees and court costs, together with interest thereon as provided herein and to provide adequate indemnity to the Agent against security interests, liens, charges, encumbrances or rights claiming priority over or equality with the Security Interest or liens created under the Security Documents;

                     SECOND, to the payment of accrued interest on and principal of the Loan and the Note whether due or not;

                     THIRD, to the payment of all other sums payable by the Companies to the Lenders whether under this Agreement or otherwise, including without limitation sums payable under any Interest Rate Agreements between any of the Companies and the Lenders, whether due or not, together with interest thereon as provided herein and of all damages, liquidated or otherwise; and

                     FOURTH, to the payment of any surplus thereafter remaining to the Borrowers or to whomsoever may be entitled thereto.

9.04 the Agent may exercise any right of counterclaim, setoff, banker's lien or otherwise which it may have with respect to moneys or other property of the Companies held by the Agent.

9.05 the Agent may to the extent permitted by applicable law bring suit at law, in equity, in admiralty or in any other appropriate proceeding or forum for any purpose including, but not limited to (i) for the specific performance of any covenant or agreement contained in any Security Document; (ii) for any injunction against a violation of any of the terms thereof; (iii) in aid of the exercise of any power granted thereby or by law; or (iv) to recover judgment for any and all amounts due on the Loan or the Note or under any Security Document.

10.        FEES AND EXPENSES

10.01      The Companies shall jointly and severally pay to the Agent:

           (a) an amendment fee as separately agreed between the Companies and CBK upon execution and delivery by the Agent of this Agreement.

           (b) an annual agency fee of $40,000 per annum payable quarterly in advance.

10.02 The Companies shall reimburse the Agent promptly on demand for all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses and Valuations as provided herein) incurred by the Agent or the Lenders in connection with:

           (a)       the   negotiation,   preparation   and  execution  of  this
                     Agreement and the Security Documents; and/or


           (b) the maintaining, preserving or enforcing of, or attempting to preserve or enforce, any of their rights under this Agreement and the Security Documents (or any of them); and/or

           (c)       any variation of, or amendment or supplement to, any of the
                     terms  of  this  Agreement,   the  Note  and  the  Security
                     Documents (or any of them); and/or

           (d) any consent or waiver required from the Agent or the Lenders arising from this Agreement, the Note and the Security Documents (or any of them), and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

10.03 The Companies shall jointly and severally pay promptly all stamp, documentary and other like duties and Taxes to which this Agreement, the Note and the Security Documents (or any of them) may be subject or give rise and shall indemnify the Agent and the Lenders on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Companies to pay any such duties or Taxes.

11.        PAYMENTS AND CALCULATIONS

11.01 All payments to be made by the Companies to the Agent for the Lenders under this Agreement, the Note and any of the Security Documents to which the Companies are a party shall be made by not later than 11.00 a.m. (New York City time) on the due date in same day Dollar funds settled through the New York Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of transactions of the type contemplated by this Agreement) to the Agent, or to such other account with such other bank as the Agent shall from time to time notify to the Companies.

11.02 If any sum payable by the Companies under this Agreement, the Note or any of the Security Documents to which any of the Companies is a party shall become due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which event such due date shall be the immediately preceding Business Day, and interest shall be payable on such sum during any such extension at the rate payable on the original due date.

11.03 The Agent shall maintain accounts showing the amounts from time to time lent by the Lenders under this Agreement, and all other sums owing by the Companies under this Agreement, the Note and the Security Documents and all payments in respect thereof made by the Companies from time to time. Such accounts, in the absence of manifest error, shall be conclusive evidence as to any amounts from time to time owing by the Companies under this Agreement, the Note and the Security Documents.

11.04 All payments of interest, commitment fees and any other payments hereunder of an annual or periodic nature shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a 360 day year.

12.        NO COUNTERCLAIM, TAXATION

12.01 All payments to be made by or on behalf of the Companies to the Agent pursuant to this Agreement, the Note and any of the Security Documents to which any of the Companies is a party shall be made (a) without set-off, counterclaim or condition whatsoever and (b) free and clear of, and without deduction for or on account of, any present or future Taxes unless the Company are required by law or regulation to make any such payment subject to any Taxes.

12.02 In the event that any of the Companies is required by any law or regulation to make any deduction or withholding on account of any Taxes which arise as a consequence of any payment due under this Agreement, the Note or any of the Security Documents to which any of the Companies is a party, then:

           (a) the Companies shall notify the Agent promptly as soon as they become aware of such requirement;

           (b) the Companies shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto;

           (c) such payment shall be increased by such amount as may be necessary to ensure that the Agent receives a net amount which, after deducting or withholding such Taxes, is equal to the full amount which the Agent would have received had such payment not been subject to such Taxes; and

           (d) the Companies shall indemnify the Lenders and the Agent against any liability of the Lenders for such Taxes.

12.03 Not later than thirty days after each deduction or withholding of any such Taxes, the Companies shall forward to the Lender evidence satisfactory to the Agent that such Taxes have been remitted to the appropriate taxation authority.

13.        CHANGES IN CIRCUMSTANCES

13.01      In the event that by reason of:

           (a) the introduction of, or any change in, any applicable law or regulation, or any change in the interpretation or application thereof; or

           (b) compliance by the Lenders with any directive, request or requirement (whether or not having the force of law) of any central bank, government, or analogous monetary authority,

           it becomes unlawful, prohibited or contrary to such directive, request or requirement for the Lenders to maintain or give effect to any of their obligations as contemplated by this Agreement, then the Agent shall notify the Borrowers thereof and, if the Loan or any portion thereof has been advanced by the Lenders, the Borrowers shall consult with Agent to determine ways to avoid the effect of such measures but if no such mechanism can be determined the Borrowers shall prepay the Loan forthwith in accordance with the terms of this Agreement and the obligations of the Lenders shall thereupon terminate.

13.02 If the Agent shall reasonably conclude and certify to the Companies that:

           (a) the effect of any applicable law, regulation or regulatory requirements, or the interpretation or application thereof, or any change therein (including the imposition of Taxes on payments hereunder, other than Taxes on the overall net income of the Lenders); or

           (b) the effect of complying with any applicable directive, request or requirement (whether or not having the force of law) of any central bank, governmental or analogous monetary authority (including any type of liquidity, stock or capital adequacy controls or other banking or monetary controls or requirements which affects the manner in which the Lenders allocate capital resources to their obligations hereunder), is to:

           (i) increase the cost to the Lenders of making, funding or maintaining their commitment hereunder or the Loan or being a party to this Agreement; or

           (ii) reduce the amount of any payment to the Agent for the Lenders under this Agreement or the effective return to the Lenders on their capital under this Agreement,

           then, and in any such case, the Agent shall notify the Companies as soon as practicable thereof and the Companies shall from time to time, jointly and severally, pay to the Agent on demand such amounts as the Agent shall reasonably specify to be necessary to compensate the Lenders for such increased cost or such reduction.

13.03 If and each time that prior to any Interest Period the Agent shall have determined in good faith that, by reason of circumstances (the "Circumstances") affecting the London Interbank Dollar Market, either:

           (a) adequate and fair means do not exist for ascertaining the rate of interest applicable to the Loan (or any part thereof) during such Interest Period pursuant to Clause 3 hereof; or

           (b) Dollars are not available to the Lender in order to fund the Loan (or any part thereof) during such Interest Period,

           then the Agent shall as soon as practicable give notice of such determination to the Companies and, if such notice shall be given prior to the advance of the Loan (or the relevant part thereof) by the Lender, the right of the Borrowers to borrow hereunder shall be suspended during the continuance of the Circumstances, provided, however, that during the thirty days following such notice, the Companies and the Agent shall negotiate in good faith in order to arrive at an alternative interest rate or (as the case may be) an alternative basis for the Lenders to fund or continue to fund the Loan (or the relevant part thereof) during such Interest Period. If within such thirty day period an alternative interest rate or (as the case may be) an alternative basis to fund or to continue to fund the Loan (or the relevant part thereof) is agreed upon, such alternative interest rate or (as the case may be) such alternative basis shall take effect in accordance with its terms. If the Companies and the Agent fail to agree on such an alternative interest rate or (as the case may be) alternative basis within such thirty day period and the Circumstances are continuing at the end of such thirty day period, then the Agent shall set an interest period and interest rate representing the cost to the Lender of funding the Loan plus the Margin in Dollars. If the Circumstances shall continue at the end of such interest period, the procedure in this Clause 13.03 shall be repeated. If the Companies shall not agree with such rate then the Companies shall give not less than 15 Business Days' irrevocable notice of prepayment to the Lender in which case the commitment of the Lenders hereunder for the Loan (or the relevant part thereof) shall thereupon be canceled and, if the Loan (or the relevant part thereof) is outstanding, the Borrowers shall, jointly and severally, prepay the Loan (or the relevant part thereof) on the first Business Day after such period in accordance with the terms of this Agreement and the obligations of the Lender shall thereupon terminate to such extent.

14.        FUNDING LOSSES

14.01 The Companies shall, jointly and severally, compensate the Lenders, upon its written certification (which certification shall set forth in reasonable detail the basis for demanding such amounts and the calculation thereof and shall, absent manifest error, be final and conclusive and binding upon all parties hereto), for all reasonable costs, losses, expenses and liabilities (including, without limitation, any loss, interest, expense, penalty or other amounts paid or incurred by the Lenders arising from the liquidation or re-employment of deposits or funds required by it to make or carry the Loan), which the Lenders sustain:

           (a) if any repayment or prepayment (including, without limitation, payment after acceleration) of the Loan occurs on a date which is not the last day of an Interest Period applicable thereto;

           (b) as the result of any default by any of the Borrowers in repaying the Loan or any other amounts arising from the Loan when required by the terms of this Agreement; or

           (c) as the result of the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) and/or the acceleration of repayment of the Loan pursuant to Clause 9.02.

14.02 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Companies (or any of them) or the liquidation of the Companies (or any of them) or for any other reason, any payment due under or in connection with this Agreement is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Agreement (the "contractual currency"), then to the extent that the amount of such payment actually received by the Agent, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Companies, jointly and severally and as a separate and independent obligation, shall indemnify and hold harmless the Lenders against the amount of such shortfall. For the purposes of this Clause 14.02, "rate of exchange" means the rate at which the Lenders are able on or about the date of such payment to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

15.        SECURITY

15.01 The Companies hereby undertake with the Agent and the Lenders to execute, deliver and perform the provisions of, and procure the execution, delivery and performance by the other parties thereto (other than the Agent or the Lenders) of, the Security Documents and the provisions thereof at the times and in the manner provided in this Agreement and in the Security Documents so that all such documents shall both at the date of such execution and delivery and at all times during the Security Period be valid and binding obligations of the Companies and such other parties enforceable in accordance with their respective terms.

16.        COMMUNICATIONS

16.01 Except as otherwise provided for in this Agreement, all notices or other communications arising from this Agreement to any party hereto shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when dispatched (in the case of telex or telefax) to such party addressed to it at the address appearing below (or at such address as such party may hereafter specify for such purpose to the other by notice in writing):

           (a)       in the case of the Companies:

                     PLM Equipment Growth Fund V
                     c/o PLM Financial Services, Inc.
                     One Market
                     Steuart Tower, Suite 800
                     San Francisco, CA   94105
                     Attn:  Corporate Controller and General Counsel
                     Telex:  34430
                     Telefax:  (415) 905-7256

           (b)       in the case of the Lenders:

                     At the respective addresses set forth on Schedule 1 as from time to time amended

           (c)       in the case of the Agent and Security Trustee:

                     Christiania Bank og Kreditkasse,
                     New York Branch
                     11 West 42nd Street, 7th Floor
                     New York, New York  10036
                     Attn: Loan Administration

                     Telex:    824-277 CBNY UF
                     Telefax:  212-827-4888


           A written notice includes a notice by telex or telefax. A notice or other communication received on a non-working day or after business hours in the place of receipt, shall be deemed to be served on the next following working day in such place.

17.        ASSIGNMENTS

17.01 This Agreement shall be binding upon and inure to the benefit of the Agent, the Lenders, the Companies and their respective successors and permitted assigns.

17.02 The Companies may not assign or transfer all or any part of their rights and/or obligations under this Agreement.

17.03 The Lenders may assign, transfer, participate or syndicate (with the Agent acting as agent), at no cost to the Companies, all or any part of Lenders' rights or obligations under this Agreement, the Note and the Security Documents or change its lending office, in any such case, with the prior consent of EGF V, which consent shall not be unreasonably withheld. Each such Lender shall notify the Companies promptly following any such assignment or transfer or change of lending office.

17.04 The Agent may disclose to any potential assignee or transferee of all or any part of any Lender's rights or obligations under this
           Agreement,  the  Note  and  the  Security  Documents  or to any  such participant or any other person who may otherwise enter into contractual relations with the Agent or any such Lender in relation to this Agreement, the Note and the Security Documents, information about this Agreement, the Note and/or the Security Documents (or any of them) and the Companies and/or its related entities with the prior consent of EGF V, which consent shall not be unreasonably withheld, and on a confidential basis with respect to any nonpublic information.

18.        MISCELLANEOUS

18.01 No delay or omission on the part of the Agent or the Lenders in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Agent deems expedient.

18.02 Except as provided in, and subject to Clause 8, no waiver of any provision of this Agreement or the Notes, or any consent or approval to any departure by the Companies therefrom, shall be effective unless the same shall be given in writing and signed by the Majority Lenders and then only for the purpose and upon the terms for which it is given.

18.03 If at any time any one or more of the provisions in this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.

18.04 The obligations of the Companies under this Agreement shall remain in full force and effect until the Lenders shall have received all amounts due or to become due to it hereunder and under the Security Documents in accordance with the terms hereof and thereof. Without prejudice to the foregoing, the obligations of the Companies under Clauses 10, 12, 13.02 and 14 shall survive the repayment of the Loan.

18.05 The Clause and subclause headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

19.        LAW AND JURISDICTION

19.01 THIS AGREEMENT, THE NOTE AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO, TO THE MAXIMUM EXTENT IT CAN LEGALLY DO SO, HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH THIS AGREEMENT, THE NOTE AND THE SECURITY DOCUMENTS.

19.02 The Companies hereby irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against any of them by the Lenders, the Agent or the Security Trustee under this Agreement or any instrument delivered hereunder and hereby irrevocably appoint CT Corporation System with a place of business at 1633 Broadway, New York, NY 10019, as their attorney-in-fact and agent for service of summons or other legal process thereon, which service may be made by serving a copy of any summons or other legal process in any such action or proceeding on such agent and such agent is hereby authorized and directed to accept by and on behalf of the Companies service of summons and other legal process of any such action or proceeding against the Companies. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Companies as such, and shall be legal and binding upon the Companies for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Companies to the Lenders) against the Companies in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Companies further covenant and agree that so long as the Companies shall be obligated to the Lender hereunder the Companies shall maintain a duly appointed agent for the service of summons or other legal process in New York, New York, for purposes of any legal action or proceeding brought by the Lender hereunder. The Companies will advise the Agent promptly of any change of address of the foregoing agent or of the substitution of another agent therefor. In the event that the foregoing agent or any other agent appointed by the Companies shall not be conveniently available for such service or if the Companies fail to maintain an agent as provided herein, the Companies hereby irrevocably appoint the person who then is the Secretary of State of New York as such attorney-in-fact and agent. Each Company will advise the foregoing agent of the appointment made hereby but failure so to advise shall not affect the appointment made hereby. Notwithstanding anything herein to the contrary, the Agent may bring any legal action or proceeding in any other appropriate jurisdiction.

20.        RIGHTS OF CONTRIBUTION

20.01 To provide for just and equitable contribution among the Companies, the Companies hereby agree, as between themselves, that if any payment is made by a Company (a "Funding Company") under this Agreement, such Funding Company shall be entitled to a contribution from the other Companies for such payment, such contribution to be made in the manner and to the extent set forth in this Clause 20. Any amount payable as a contribution hereunder shall be determined as of the date on which the related payment is made by a Funding Company. Each other Company shall be liable to such Funding Company in an aggregate amount, subject to Clause 20.02 hereof, equal to (i) the ratio of (x) the Net Assets of such Company to (y) the aggregate Net Assets of all of the Companies multiplied by (ii) the amount of such payment made by, or on account of, such Funding Company. For purposes of any calculations pursuant to this Clause 20, "Net Assets" for any Company shall mean an amount equal to the excess of the fair saleable value of the assets of such Company as at such date (without taking into account the rights of such Company under this Clause 20), and excluding the value of any shares of stock owned by such Company in any other Company on such date over the amount that would be required to pay the probable liabilities of such Company determined as at such date (excluding the obligations of such Company under this Clause 20) on all of its debts. Any contribution hereunder may be made by adjustment to the intercompany accounts maintained by EGF V with respect to each Company.

20.02 The Companies acknowledge that the right of contribution hereunder shall constitute an asset of the party to which such contribution is owing.

21.        NONRECOURSE

21.01 Notwithstanding anything to the contrary contained herein, the Lenders agree that no judgment based on each of the Note, this Agreement or the Security Documents shall be sought or obtained against FSI individually and that any judgment against the Companies, and the sole recourse of the Lenders for a default hereunder, shall be limited to the assets of the Companies. This limitation of liability shall not apply to any damages sustained by the Lenders by reason of fraud in the making of the Loan by the Companies or FSI.

22.        RELEASE OF CERTAIN COMPANIES

22.01 The Lenders, the Agent and the Security Trustee hereby agree that each of Balboa, BMI, Divisadero, DVI, Ashbury and ASI is hereby released from its obligations under this Agreement, the Notes and the Security Documents to which it is a party.

IN WITNESS whereof the parties hereto have entered into this Agreement on the date first above written.


                     PLM EQUIPMENT GROWTH FUND V by its General Partner, PLM Financial Services, Inc.



                     By:____________________________
                     Its:


                     TRADER VESSEL LIMITED PARTNERSHIP by its General Partner, Trader Vessel Inc.



                     By:____________________________
                        Its:

                     TRADER VESSEL INC.



                     By:____________________________
                        Its:


                     CALIFORNIA  VESSEL  LIMITED   PARTNERSHIP  by  its  General
                     Partner, California Vessel Inc.


                     By:____________________________
                        Its:

                     CALIFORNIA VESSEL INC.


                     By:____________________________
                        Its:

                     COLUMBUS VESSEL LIMITED PARTNERSHIP by its General Partner, Columbus Vessel Inc.


                     By:____________________________
                        Its:



                     COLUMBUS VESSEL INC.



                     By:____________________________
                        Its:


                     REDCAR INVESTMENTS LIMITED



                     By:____________________________
                        Its:




                     CHRISTIANIA BANK OG KREDITKASSE, as Lender



                     By:____________________________
                        Its:


                     By:____________________________
                        Its:

                     ING LEASE STRUCTURED FINANCE B.V., as Lender


                     By:____________________________
                        Its:



                     CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH as Agent and Security Trustee


                     By:____________________________
                        Its:



                     By:____________________________
                        Its:

                                   SCHEDULE 1


                                   The Lenders


Name                                                     Commitment

Christiania Bank og Kreditkasse                          $25,000,000
New York Branch
11 West 42nd Street, 7th Floor
New York, New York  10036




ING Lease Structured Finance B.V.                        $13,000,000
Karspeldreef 14
Amsterdam - Zuidoost
The Netherlands

                                   SCHEDULE 2



                                      Liens

1. Liens in favor of PLM Worldwide Leasing Corp. in respect of the Qualified Assets.

                                   SCHEDULE 3



                               Approved Appraisers